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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-204626

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 1, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 1, 2015)

8,000,000 American Depositary Shares

Qunar Cayman Islands Limited

Representing 24,000,000 Class B Ordinary Shares
US$                        per ADS

        We are selling 8,000,000 American depositary shares, or ADSs, of Qunar Cayman Islands Limited. The ADSs will be evidenced by American Depositary Receipts, and each ADS represents three Class B ordinary shares, par value US$0.001 per share, of our company.

        We have granted the underwriters an option to purchase up to 1,200,000 additional ADSs solely to cover over-allotments.

        Our ADSs are listed on the NASDAQ Global Market under the symbol "QUNR." On May 29, 2015, the last reported sale price of our ADSs on the NASDAQ Global Market was US$44.09 per ADS.

        Investing in our ADSs involves risk. See "Risk Factors" beginning on page S-17.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per ADS	Total
Public Offering Price	US$	US$
Underwriting Discount	US$	US$
Proceeds to Qunar Cayman Islands Limited (before expenses)	US$	US$

        The underwriters expect to deliver the ADSs to purchasers on or about                        , 2015 through the book-entry facilities of The Depository Trust Company.

Goldman Sachs (Asia) L.L.C.

BofA Merrill Lynch

Prospectus Supplement dated                    , 2015.

        We are responsible for the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than its date.

i

INFORMATION ABOUT THIS PROSPECTUS SUPPLEMENT AND
THE ACCOMPANYING PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and other information. The second part consists of the accompanying prospectus, which gives more general information, some of which may not be applicable to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described in the sections entitled "Where You Can Find More Information" and "Incorporation of Documents by Reference."

        If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        You should not consider any information included in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any ADSs offered in this offering. We are not, and the underwriters are not, making any representation to any offeree or purchaser of our ADSs regarding the legality of an investment in our ADSs by that offeree or purchaser under appropriate investment or similar laws.

        When used in this prospectus supplement, the following terms:

  •
  "ADRs" refers to American depositary receipts evidencing our ADSs;

  •
  "ADSs" refers to our American depositary shares, each representing three Class B ordinary shares, par value US$0.001 per share, of our company;

  •
  "Baidu" refers to Baidu, Inc. and its subsidiaries;

  •
  "Baidu Transaction" refers to a transaction completed pursuant to an agreement we entered into with Baidu Holdings Limited, a wholly owned subsidiary and the investment vehicle of Baidu, Inc., under which Baidu paid US$306 million to acquire 181,402,116 of our ordinary shares and became our majority shareholder;

  •
  "Baidu Zhixin Cooperation" refers to the cooperating arrangements between Baidu and us relating to the Zhixin Platform pursuant to the Zhixin Cooperation Agreement;

  •
  "China" or the "PRC" refers to the People's Republic of China, excluding, for the purpose of this prospectus supplement only, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan;

  •
  "Ctrip" refers to Ctrip.com International, Ltd.;

  •
  "eLong" refers to eLongNet Information Technology (Beijing) Co., Ltd;

  •
  "Exchange Act" refers to the Securities Exchange Act of 1934, as amended;

  •
  "Flight TSPs" refers to flight travel service providers, including flight ticket wholesalers and distributors;

  •
  "funds receivable" refers to cash due from third-party on-line payment service providers, net of service fees, for clearing transactions;

  •
  "mobile users" refers to users who accessed our mobile platform, including our mobile application and mobile website, in the preceding 12-month period as of any given date, each being identified by a unique serial number of the user's mobile device;

  •
  "ordinary shares" refers to our ordinary shares, par value US$0.001 per share;

  •
  "OTAs" refers to online travel agencies;

  •
  "our VIEs" refers to our variable interest entities, including Qunar.com Beijing Information Technology Company Limited which holds the licenses, approvals and key assets such as our mobile application and website that are essential for our business operations, and other variable interest entities established for purposes of holding the shares of certain of our investee companies;

  •
  "restricted cash" refers to the cash collected from users and deposited in banks in connection with their payments for Flight TSPs, OTAs and other travel services providers through our mobile or website platform which cannot be used for our operations and is subject to remittance to these customers in a short period of time, and cash deposits in connection with guarantee letters;

  •
  "RMB" or "Renminbi" refers to the legal currency of China;

  •
  "SaaS" refers to our proprietary software-as-a-service, a system on which we host the web outlets for certain travel service providers;

  •
  "Securities Act" refers to the Securities Act of 1933, as amended;

  •
  "TEFT" refers to Total Estimated Flight Ticket, which is calculated by dividing flight ticket volume sold on SaaS by qualified flight clicks from SaaS as a percentage of total qualified flight clicks;

  •
  "TEHR" refers to Total Estimated Hotel Room Night Stayed volume, which is calculated by dividing hotel room night stayed volume sold on SaaS by qualified hotel clicks from SaaS as a percentage of total qualified hotel clicks;

  •
  "US$," "U.S. dollars," or "dollars" refers to the legal currency of the United States;

  •
  "VIE" refers to variable interest entities;

  •
  "we," "us," "our company," "our," or "Qunar" refers to Qunar Cayman Islands Limited, a Cayman Islands company, and unless the context requires otherwise, includes its predecessor entities and consolidated subsidiaries and variable interest entities;

  •
  "WFOE" refers to our wholly foreign owned enterprise, Beijing Qunar Software Technology Company Limited;

  •
  "Zhixin Cooperation Agreement" refers to a business cooperation framework agreement we entered into with Baidu, Inc. on October 1, 2013; and

  •
  "Zhixin Platform" refers to the Zhixin platform maintained on the Baidu website, or any successor, derivation or replacement thereof.

        For your convenience, this prospectus contains translations of RMB to U.S. dollars were made at a rate of RMB6.2046 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 31, 2014, unless otherwise stated. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all.

        All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "anticipate," "estimate," "plan," "believe," "is/are likely to" or other similar expressions. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference relate to, among others:

  •
  our goals and strategies;

  •
  our future business development, financial condition and results of operations;

  •
  the expected growth of the online travel markets in China;

  •
  our expectations regarding demand for and market acceptance of our products and services;

  •
  our expectations regarding our relationships with our users and customers;

  •
  our plans to invest in our technology platform;

  •
  competition in our industry;

  •
  fluctuations in general economic and business conditions in China;

  •
  relevant government policies and regulations relating to our industry; and

  •
  other factors set forth under the heading "Item 3. Key Information—D. Risk Factors" in our most recently filed annual report on Form 20-F, which is incorporated by reference in the accompanying prospectus, and under the heading "Risk Factors" in this prospectus supplement.

        The forward-looking statements made in this prospectus supplement relate only to events or information as of the date on which the statements are made in this prospectus supplement. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

 SUMMARY

        The following summary contains information about us and the offering. It may not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of us and the offering, we urge you to read this entire prospectus supplement and the accompanying prospectus carefully, including the section under the heading "Risk Factors" in this prospectus supplement and the documents incorporated by reference, including our financial statements and the notes to those statements contained in such documents.

 Business

Overview

        We are evolving the way people travel in a world increasingly enabled by technology. Qunar means "where to go" in Mandarin Chinese. As the leading mobile and online commerce platform for travel in China, we are committed to building a travel ecosystem serving the entire travel industry value chain.

        The travel industry in China is undergoing rapid growth as the volume of leisure travel increases and demand for travel products grows dramatically. At the same time, the penetration of online travel remains relatively low in China and the industry remains fragmented, which made the distribution of travel products and services inefficient. Consumers want effective means to find the most relevant and best valued travel products among the growing range of potential choices. In addition, they also increasingly seek secure and convenient means to complete travel transactions and receive services online, particularly on mobile devices. On the other hand, many travel service providers lack the resources to efficiently market to travelers and to sell their products online.

        We address these specific needs of Chinese travelers and travel service providers by efficiently matching industry supply and demand through our proprietary technologies. Our unique value propositions to our users and our customers enable us to create a strong network effect whereby an increasing number of users attract more and better commercial arrangements with travel service providers which, in turn, attracts even more users to our platform. We offer a range of travel products including flights, hotels, vacations packages, attraction tickets and other travel related offerings. The breadth of product selection on our platform provides a one-stop solution for users to purchase travel products across different verticals.

        Our robust mobile platform enables us to offer an uniquely positive user experience in the travel industry. We have been at the forefront of the mobile shift in the industry and we have observed that mobile users stay active with us for a long period of time. The longer they stay with us, the more frequently they complete transactions on our platform. The behaviors of our mobile users, especially in the mobile era where users prefer to have all transactions completed through one single mobile application, has enabled us to cross-sell many different categories of our travel products. This engaged and loyal mobile user base, combined with our ability to continuously expand our product offerings has enabled us to attract even more active users, increase user engagement and further enhance a virtuous network effect. In 2014, mobile contributed 40.3% of our total revenue, 40.5% of our flights tickets sold and 56.4% of our hotel room nights stayed. These percentage metrics have also been consistently increasing quarter over quarter in 2014.

        We are a technology-driven company. We have leveraged our technology capabilities to create a number of innovative applications including:

  •
  Mobile.  We have developed Qunar Travel, our powerful proprietary mobile application to make travel convenient and accessible for China's fast growing mobile population. Qunar Travel enables our users to search for and purchase travel products with ease, and enables us to deliver timely user and customer services and build a vibrant online travel community.

  •
  SaaS.  Launched in 2010, our SaaS system provides an online presence for over 240,000 travel service providers. Our SaaS system provides us direct access to large volumes of travel product data and enables transaction processing within our platform. The early implementation of our SaaS system has allowed us to transition into the mobile age smoothly by providing the data infrastructure to complete transactions entirely within our own platform and avoiding the technical difficulties of redirecting our users out of our mobile applications to third-party applications or mobile websites.

  •
  Search.  Our search engine provides real-time, comprehensive and accurate travel products information directly sourced from travel service providers and through our SaaS platform.

        Our proprietary technologies enable us to provide more efficient services and accelerate our network effect. Building upon our technology strength, we strive to provide a comprehensive transaction platform for every Chinese traveler and travel service provider. Going forward, technology will continue to support the scalable growth of our business through automation while maintaining controlled personnel growth.

        For our customers, we provide the infrastructure for them to offer travel products and services to Chinese travelers either directly on our platform or through our search results. Our customers include Flight TSPs, airlines, independent hotels, OTAs, insurance service providers and others. With our fully integrated SaaS system, we improve not only our own but also the entire China travel industry's operating efficiency. The access to travel product data on our SaaS system enhances the quality of our search results and attracts more users to our platform, thereby benefiting our customers.

        For our users, we offer them an open platform for flight tickets and other travel products, which is highly integrated with third-party travel service providers along the distribution chain. In 2014, we were the largest retail flight distribution platform in China with the fastest growth rate among leading players. We also operate a direct hotel network, which is the largest in China as of December 31, 2014, focused on all segments of the hotel industry. Our direct hotel network was built in less than one year and covered over 237,000 hotels at the end of 2014. We also offer a large selection of over 500,000 vacation packages from more than 3,700 suppliers at the end of 2014. By integrating this vast array of travel products into our platform we are able to offer the most comprehensive selection of relevant travel products and the most convenient means to complete desired transactions to enhance user experience. Our ability to offer a wide array of products for each of our business lines and within each product category has helped us build a large and active user base and in turn successfully created a vibrant online travel community.

        For the fiscal year ended December 31, 2014, our total revenue grew 106.5% year over year and our gross merchandise value (excluding those generated by our investee companies), or GMV, was RMB83 billion, ranking us among the top five consumer platforms in any category in China in terms of transaction value. Our revenues were RMB501.7 million, RMB850.9 million and RMB1,756.8 million (US$283.1 million) in 2012, 2013 and 2014, respectively. We recorded net losses of RMB91.1 million, RMB187.3 million and RMB1,846.9 million (US$297.7 million) in 2012, 2013 and 2014, respectively. Excluding certain items such as contract termination loss provision resulting from a one-off event, and non-cash charges, including share-based compensation expenses, non-cash expenses relating to free user traffic contributed by Baidu and online marketing expenses incurred in connection with the Baidu Zhixin Cooperation whose impact we do not consider indicative of the performance of our business, our adjusted net loss was RMB57.3 million, RMB117.7 million and RMB812.8 million (US$131.0 million) and adjusted operating loss was RMB41.8 million, RMB83.9 million and RMB810.7 million (US$130.7 million) in 2012, 2013 and 2014, respectively.

Our Strengths

        We believe the following strengths have contributed to our success:

  •
  our leadership in China's online travel industry with the largest retail flight distribution platform and the largest direct hotel booking network in China as of December 31, 2014;

  •
  our technology infrastructure supported by a proprietary SaaS system which hosts online transactions for over 240,000 travel service providers;

  •
  our widely adopted mobile platform contributing 40.3% of our total revenue in 2014;

  •
  our large, engaged and loyal user base enabled us to gain leverage in obtaining discounts or value-added deals from travel service providers, which ultimately creates a virtuous network effect for our users; and

  •
  our visionary and entrepreneurial management team reinforced by our strong execution capabilities.

Our Strategies

        Our goal is to help Chinese travelers to define their travel experience. We intend to achieve this goal by pursuing the following strategies:

  •
  continue to enhance our mobile platform and expand our mobile user base;

  •
  continue to develop a travel ecosystem and enhance our users' experience;

  •
  continue to develop our proprietary technology and improve our information technology system;

  •
  continue to strengthen our supply chain and relationship with travel service providers; and

  •
  continue to expand our market share in the PRC travel industry by enhancing our value proposition to both users and travel service providers.

Corporate Information

        Our ADSs have been listed on the NASDAQ Global Market under the symbol "QUNR" since November 1, 2013.

        Our principal executive offices are located at 17th Floor, Viva Plaza, Building 18, Yard 29, Suzhou Street, Haidian District, Beijing, People's Republic of China. Our telephone number at this address is +86 10 5760 3000. Our registered office in the Cayman Islands is located at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands. Our agent for service of process in the United States is Law Debenture Corporate Services Inc., 400 Madison Avenue, Suite 4D, New York, NY 10017.

 The Offering

ADSs offered	8,000,000 ADSs.
Over-allotment option	We have granted the underwriters an option, exercisable within 30 days from the closing date, to purchase up to 1,200,000 additional ADSs solely to cover over-allotments, if any.
Offering Price	US$ per ADS.
ADSs	Each ADS represents three of our Class B ordinary shares, par value US$0.001 per share. The ADSs may be evidenced by an ADR.
ADS outstanding immediately before this offering	44,967,627 ADSs.
ADS outstanding immediately after this offering	52,967,627 ADSs (or 54,167,627 ADSs if the underwriters exercise the over-allotment option in full).
Ordinary shares outstanding immediately before this offering
360,464,025 ordinary shares, comprised of (i) 224,299,179 Class A ordinary shares, par value US$0.001 per share, and (ii) 136,164,846 Class B ordinary shares, par value US$0.001 per share (including 44,967,627 ADSs).
Ordinary shares outstanding immediately after this offering
384,464,025 ordinary shares (or 388,064,025 ordinary shares if the underwriters exercise the over-allotment option in full), comprised of (i) 224,299,179 Class A ordinary shares, par value US$0.001 per share, and (ii) 160,164,846 Class B ordinary shares, par value US$0.001 per share (or 163,764,846 Class B ordinary shares if the underwriters' over-allotment option is exercised in full) (including 52,967,627 ADSs, or 54,167,627 ADSs if the underwriters' over-allotment option is exercised in full).
NASDAQ Global Market symbol	"QUNR"
Depositary	Deutsche Bank Trust Company Americas.
Use of proceeds
Based on an assumed public offering price of US$44.09 per ADS, which is the closing price of our ADSs on the NASDAQ Global Market on May 29, 2015, we estimate that we will receive net proceeds from this offering of approximately US$339.9 million (or approximately US$391.0 million if the underwriters' over-allotment option is exercised in full) from this offering after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use a majority of the net proceeds we will receive from this offering for general corporate purposes, including the acquisition of new users. We also may use a portion of the net proceeds to acquire complementary businesses, products, services or technologies. However, we have not yet entered into any agreements or commitments for any specific acquisitions at this time. See "Use of Proceeds" for more information.
Lock-up
We and all of our directors and executive officers and certain of our shareholders, including Baidu, have agreed with the underwriters, subject to certain limited exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our ADSs or ordinary shares or securities convertible into or exercisable or exchangeable for our ADSs or ordinary shares, for a period of 90 days following the date of this prospectus supplement. See "Underwriting" for additional information.
Settlement and delivery
The underwriters expect to deliver the ADSs in New York, New York against payment on , 2015. The ADRs evidencing the ADSs will be deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, or the DTC, in New York, New York.
Risk factors
You should consider carefully all the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the factors set forth under the heading "Risk Factors" contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you decide to invest in our ADSs.

 SUMMARY CONSOLIDATED FINANCIAL DATA

        The following tables present our summary consolidated financial data. You should read this information together with our consolidated financial statements and related notes and information under "Item 5. Operating and Financial Review and Prospects" in our annual report on Form 20-F for the year ended December 31, 2014, which is incorporated by reference in the accompanying prospectus. Our historical results are not necessarily indicative of our results to be expected in the future.

        The summary consolidated statement of operations data for the years ended December 31, 2012, 2013 and 2014 and summary consolidated balance sheet data as of December 31, 2013 and 2014 set forth below have been derived from our audited consolidated financial statements included in our annual report on Form 20-F for the year ended December 31, 2014, which is incorporated by reference in the accompanying prospectus.

Consolidated Financial Data:

        The consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our historical results are not necessarily indicative of our results for any future periods.

	For the Year Ended and as of December 31,
	2012	2013	2014
	RMB	RMB	RMB	US$
	(in thousands, except for number of shares and per share (or ADS) data)
Consolidated Statements of Operations Data:
Revenues:
Pay-for-performance services(*)	446,550	772,114	1,666,653	268,616
Display advertising services	46,670	63,503	87,894	14,166
Other services(*)	8,505	15,305	2,208	356

Total revenues	501,725	850,922	1,756,755	283,138
Cost of revenues	(95,787)	(173,395)	(454,902)	(73,317)

Gross profit	405,938	677,527	1,301,853	209,821
Operating expenses:
Product developments(1)	(187,266)	(319,021)	(774,511)	(124,829)
Product sourcing(1)(**)	(26,947)	(67,271)	(316,903)	(51,075)
Sales and marketing(1)(**)	(216,853)	(315,506)	(890,861)	(143,581)
General and administrative(1)	(50,574)	(129,209)	(399,914)	(64,454)
Online marketing expense for Baidu Zhixin Cooperation	—	—	(699,983)	(112,817)
Contract termination loss provision	—	—	(64,485)	(10,393)

Operating loss	(75,702)	(153,480)	(1,844,804)	(297,328)
Interest income, net	832	4,757	31,329	5,049
Foreign exchange (loss) gain, net	(656)	1,469	(20,739)	(3,343)
Other income, net	363	1,057	4,873	785

Loss before income taxes	(75,163)	(146,197)	(1,829,341)	(294,837)
Income tax expense	(15,950)	(41,092)	(17,560)	(2,830)

Net loss	(91,113)	(187,289)	(1,846,901)	(297,667)

Net loss attributable to ordinary shareholders	(91,113)	(187,289)	(1,846,901)	(297,667)

	For the Year Ended and as of December 31,
	2012	2013	2014
	RMB	RMB	RMB	US$
	(in thousands, except for number of shares and per share (or ADS) data)
Loss per share for ordinary shares
Basic and diluted	(0.32)	(0.61)	(5.26)	(0.85)
Loss per ADS (each ADS represents three Class B ordinary shares)
Basic and diluted	(0.96)	(1.83)	(15.78)	(2.55)
Weighted average number of ordinary shares used in computation:
Ordinary Shares:
Basic	281,682,508	—	—	—
Diluted	281,682,508	—	—	—
Class A ordinary shares:
Basic	—	299,524,536	266,696,495	266,696,495
Diluted	—	299,524,536	266,696,495	266,696,495
Class B ordinary shares:
Basic	—	6,403,973	84,713,813	84,713,813
Diluted	—	305,928,509	351,410,308	351,410,308
Other comprehensive (loss) income, net of tax of nil
Foreign currency translation adjustments	(542)	(16,873)	32,639	5,260

Comprehensive loss	(91,655)	(204,162)	(1,814,262)	(292,407)

Selected Non-U.S. GAAP Financial Data:
Adjusted net loss(2)(3)	(57,257)	(117,662)	(812,759)	(130,992)
Adjusted EBITDA(2)(4)	(24,010)	(51,669)	(743,151)	(119,773)
Adjusted operating loss(2)(5)	(41,846)	(83,853)	(810,662)	(130,653)

*
Pay-for-performance services also include revenue from group-buying business, which was reclassified from "other services," as the commission is earned on a pay-for-performance basis. Comparative amounts for the prior periods have been reclassified to conform to the presentation for the year ended December 31, 2014.

**
Starting from January 1, 2014, certain expenses we incur to develop and maintain the network of our travel service providers were reclassified from "sales and marketing" expenses to "product sourcing" expenses. Comparative amounts for the prior periods have been reclassified to conform to the presentation for the year ended December 31, 2014.

(1)
Share-based compensation expenses were allocated in the operating expenses as follows:

	For the Year Ended December 31,
	2012	2013	2014
	RMB	RMB	RMB	US$
	(in thousands)
Product developments	15,241	20,784	59,884	9,652
Product sourcing	1,330	2,117	2,958	477
Sales and marketing	5,243	5,417	12,565	2,025
General and administrative	5,392	35,389	190,963	30,778

Total share-based compensation expenses	27,206	63,707	266,370	42,932

(2)
See "—Non-U.S. GAAP Financial Measures."

(3)
Adjusted net loss is defined as net loss excluding share-based compensation expenses, non-cash expenses relating to free user traffic contributed by Baidu, Inc., online marketing expenses for Baidu Zhixin Cooperation and contract termination loss provision.

(4)
Adjusted EBITDA is defined as net loss before income tax expense, interest expense, depreciation and amortization, further adjusted to exclude share-based compensation expenses, non-cash expenses relating to free user traffic contributed by Baidu, Inc., online marketing expenses for Baidu Zhixin Cooperation and contract termination loss provision.

(5)
Adjusted operating loss is defined as operating loss excluding share-based compensation expenses, non-cash expenses relating to free user traffic contributed by Baidu, Inc., online marketing expenses for Baidu Zhixin Cooperation and contract termination loss provision.

	As of December 31,
	2013	2014
	RMB	RMB	US$
	(in thousands)
Consolidated Balance Sheets Data:
Cash and cash equivalents	980,129	812,972	131,027
Short-term investments	485,945	—	—
Accounts receivable, net	99,892	165,404	26,658
Funds receivable	241,122	413,084	66,577
Total current assets	2,055,134	1,950,933	314,433

Property and equipment, net	45,690	149,307	24,064
Total assets	2,124,775	2,267,717	365,489

Total current liabilities	704,485	2,366,687	381,440

Total liabilities	762,348	2,438,303	392,982

Total shareholders' equity (deficit)	1,362,427	(170,586)	(27,493)

Total liabilities and shareholders' equity (deficit)	2,124,775	2,267,717	365,489

Non-U.S. GAAP Financial Measures

        To supplement our consolidated financial results presented in accordance with U.S. GAAP, we also use adjusted net loss, adjusted EBITDA and adjusted operating loss as additional non-U.S. GAAP financial measures. These non-U.S. GAAP financial measures enable management to assess our operating results without considering the impact of expenses relating to non-cash charges, including share-based compensation expenses, depreciation and amortization, expenses relating to free user traffic contributed by Baidu, Inc., and expenses relating to other one-off events including the contract termination loss provision recorded as a result of the legal proceedings between eLong and us, and online marketing expenses incurred in connection with Baidu Zhixin Cooperation. Furthermore, these non-U.S. GAAP financial measures eliminate the impact of items that we do not consider to be indicative of the performance of our business.

        We present these non-U.S. GAAP financial measures because they are used by management to evaluate our operating performance, formulate business plans, and make strategic decisions on capital allocation. We also believe that these non-U.S. GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating performance and consolidated results of operations in the same manner as our management and in comparing financial results across accounting periods and to those of our peer companies. The presentation of these non-U.S. GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. A limitation of using these non-U.S. GAAP financial measures is that these non-U.S. GAAP measures do not include all items that impact our results of operations for the period. The following table reconciles our adjusted net loss, adjusted EBITDA and adjusted operating loss in the years presented to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP.

	For the Year Ended December 31,
	2012	2013	2014
	RMB	RMB	RMB	US$
	(in thousands)
Net loss attributable to ordinary shareholders	(91,113)	(187,289)	(1,846,901)	(297,667)
Add:
Share-based compensation expenses	27,206	63,707	266,370	42,932
Non-cash expenses relating to free user traffic contributed by Baidu	6,650	5,920	3,304	533
Online marketing expense for Baidu Zhixin Cooperation	—	—	699,983	112,817
Contract termination loss provision	—	—	64,485	10,393

Adjusted net loss	(57,257)	(117,662)	(812,759)	(130,992)

Add:
Income tax expense	15,950	41,092	17,560	2,830
Depreciation and amortization	16,876	22,735	52,048	8,389
Interest expense	421	2,166	—	—

Adjusted EBITDA	(24,010)	(51,669)	(743,151)	(119,773)

Operating loss	(75,702)	(153,480)	(1,844,804)	(297,328)
Add:
Share-based compensation expenses	27,206	63,707	266,370	42,932
Non-cash expenses relating to free user traffic contributed by Baidu	6,650	5,920	3,304	533
Online marketing expense for Baidu Zhixin Cooperation	—	—	699,983	112,817
Contract termination loss provision	—	—	64,485	10,393

Adjusted operating loss	(41,846)	(83,853)	(810,662)	(130,653)

        In light of the foregoing limitations for each of the non-U.S. GAAP financial measures, when assessing our operating and financial performance, you should not consider adjusted net loss, adjusted EBITDA or adjusted operating loss in isolation or as a substitute for our net loss, operating loss or any other operating performance measure that is calculated in accordance with U.S. GAAP. In addition, because these non-U.S. GAAP measures may not be calculated in the same manner by all companies, they may not be comparable to other similarly titled measures used by other companies.

 RECENT DEVELOPMENTS

        The following tables set forth certain of our selected unaudited consolidated income statement data for the three months ended March 31, 2014 and 2015, the audited consolidated balance sheet data as of December 31, 2014 and the unaudited consolidated balance sheet data as of March 31, 2015. We have prepared the unaudited consolidated financial information as of March 31, 2015 and for the three months ended March 31, 2014 and 2015 on the same basis as our audited consolidated financial statements. The selected financial information below also includes certain adjusted items that we consider necessary for a fair presentation of our financial position as of March 31, 2015 and our operating results for the three months ended March 31, 2014 and 2015. The translations of RMB to U.S. dollars used in this section were made at a rate of RMB6.1990 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on March 31, 2015, unless otherwise stated.

	For the Three Months Ended March 31,
Condensed Consolidated Statements of Operation Data:	2014	2015
	RMB	RMB	US$
	(in thousands)
Total revenues	335,472	671,076	108,256
Cost of revenues	(73,347)	(180,547)	(29,125)

Gross profit	262,125	490,529	79,131
Operating expenses:
Product developments	(121,278)	(287,117)	(46,317)
Product sourcing	(38,919)	(124,352)	(20,060)
Sales and marketing	(130,788)	(327,855)	(52,888)
General and administrative	(78,324)	(132,061)	(21,304)
Online marketing expense for Baidu Zhixin Cooperation	(66,946)	(30,295)	(4,887)

Operating loss	(174,130)	(411,151)	(66,325)
Interest income, net	10,087	521	84
Foreign exchange loss, net	(17,423)	(958)	(155)
Other income, net	191	1,943	314
Fair value change in warrant liability	—	(288,226)	(46,496)

Loss before income taxes	(181,275)	(697,871)	(112,578)
Income tax expense	(2,304)	(3,878)	(626)

Net loss	(183,579)	(701,749)	(113,204)
Net loss attributable to noncontrolling interests	—	516	83

Net loss attributable to Qunar Cayman Islands Limited's shareholders	(183,579)	(701,233)	(113,121)

	As of December 31, 2014		As of March 31, 2015
Condensed Consolidated Balance Sheets Data:	RMB	US$(1)	RMB	US$
Cash and cash equivalents	812,972	131,027	634,629	102,376
Restricted cash	236,929	38,186	361,193	58,266
Fund receivable	413,084	66,577	444,225	71,661
Accounts receivable, net	165,404	26,658	231,647	37,368
Due from related parties	39,951	6,439	62,244	10,041
Prepayments and other current assets	259,734	41,862	324,560	52,357
Deferred tax assets, current	22,859	3,684	23,892	3,854

Total current assets	1,950,933	314,433	2,082,390	335,923

Property and equipment, net	149,307	24,064	164,360	26,514

Total assets	2,267,717	365,489	2,749,555	443,548

Total current liabilities	2,366,687	318,440	3,444,582	555,668

Total liabilities	2,438,303	392,982	3,520,168	567,861

Total Qunar Cayman Island Limited's shareholders' deficit	(170,586)	(27,493)	(777,503)	(125,424)

Noncontrolling interests	—	—	6,890	1,111
Total deficit	(170,586)	(27,493)	(770,613)	(124,313)
Total liabilities and deficit	2,267,717	365,489	2,749,555	443,548

(1)
The translations of RMB to U.S. dollars used here were made at a rate of RMB6.2046 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 31, 2014.

Consolidated Non-U.S. GAAP Financial Measures

        To supplement our consolidated financial results presented in accordance with U.S. GAAP, we also use adjusted net loss, adjusted EBITDA and adjusted operating loss as additional non-U.S. GAAP financial measures. These non-U.S. GAAP financial measures enable management to assess our operating results without considering the impact of expenses relating to non-cash charges, including share-based compensation expenses, depreciation and amortization, expenses relating to free traffic contributed by Baidu, online marketing expenses incurred in connection with Baidu Zhixin Cooperation, and fair value change in warrant liability. Furthermore, these non-U.S. GAAP financial measures eliminate the impact of items that we do not consider to be indicative of the performance of our business.

        We present these non-U.S. GAAP financial measures because they are used by management to evaluate our operating performance, formulate business plans, and make strategic decisions on capital allocation. We also believe that these non-U.S. GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating performance and consolidated results of operations in the same manner as our management and in comparing financial results across accounting periods and to those of our peer companies. The presentation of these non-U.S. GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. A limitation of using these non-U.S. GAAP financial measures is that these non-U.S. GAAP measures do not include all items that impact our results of operations for the period. The following table reconciles our adjusted net loss and adjusted operating loss in the years presented to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP.

	For the Three Months Ended March 31,
	2014	2015
	RMB	RMB	US$
	(in thousands)
Net loss	(183,579)	(701,749)	(113,204)
Add:
Share-based compensation expenses	59,484	89,873	14,498
Non-cash expense relating to free traffic contributed by Baidu	1,490	—	—
Online marketing expense for Baidu Zhixin Cooperation	66,946	30,295	4,887
Fair value change in warrant liability	—	288,226	46,496

Adjusted net loss	(55,659)	(293,355)	(47,323)

Add:
Income tax expense	2,304	3,878	626
Depreciation and amortization	7,580	25,516	4,116
Interest expense	—	1,420	229

Adjusted EBITDA	(45,775)	(262,541)	(42,352)

Operating loss	(174,130)	(411,151)	(66,325)
Add:
Share-based compensation expenses	59,484	89,873	14,498
Non-cash expense relating to free traffic contributed by Baidu	1,490	—	—
Online marketing expense for Baidu Zhixin Cooperation	66,946	30,295	4,887

Adjusted operating loss	(46,210)	(290,983)	(46,940)

        In light of the foregoing limitations for each of the non-U.S. GAAP financial measures, when assessing our operating and financial performance, you should not consider adjusted net loss, adjusted EBITDA or adjusted operating loss in isolation or as a substitute for our net loss, operating loss or any other operating performance measure that is calculated in accordance with U.S. GAAP. In addition, because these non-U.S. GAAP measures may not be calculated in the same manner by all companies, they may not be comparable to other similarly titled measures used by other companies.

Three months ended March 31, 2015 compared to three months ended March 31, 2014

        Total revenues.    Our total revenues increased by 100.0% from RMB335.5 million in the three months ended March 31, 2014 to RMB671.1 million (US$108.3 million) in the three months ended March 31, 2015. The increase in our revenues was primarily the result of an increase in our revenues across all business lines, in particular, revenues generated on mobile platform. Our revenues generated on mobile platform increased by 275.7% from RMB106.1 million in the three months ended March 31, 2014 to RMB398.5 million (US$64.3 million) in the three months ended March 31, 2015.

        Flight and flight related revenues.    Our flight and flight-related revenues increased by 94.3% from RMB235.4 million in the three months ended March 31, 2014 to RMB457.3 million (US$73.8 million) in the three months ended March 31, 2015. The increase in flight and flight-related revenues was primarily due to a 54.0% increase in TEFT and a 26.1% increase in revenue per ticket.

        Accommodation reservation revenues.    Our revenues from accommodation reservation related services increased by 107.6% from RMB61.8 million in the three months ended March 31, 2014 to RMB128.3 million (US$20.7 million) in the three months ended March 31, 2015. The increase of our revenues from accommodation reservation related services was primarily due to an 81.7% increase in TEHR and 14.3% increase in revenue per room night.

        Cost of revenues.    Our cost of revenues increased by 146.2% from RMB73.3 million in the three months ended March 31, 2014 to RMB180.5 million (US$29.1 million) in the three months ended March 31, 2015. The increase in our cost of revenues was primarily due to the significant increase in our revenues and increase in online payment processing fee.

        Gross profit.    Our gross profit increased by 87.1% from RMB262.1 million in the three months ended March 31, 2014 to RMB490.5 million (US$79.1 million) in the three months ended March 31, 2015. The increase in our gross profit was primarily due to the significant increase in our revenues, and was partially offset by an increase in online payment processing fees.

        Product development expenses.    Our product development expenses increased by 136.7% from RMB121.3 million in the three months ended March 31, 2014 to RMB287.1 million (US$46.3 million) in the three months ended March 31, 2015. The increase in product development expenses was primarily due to an increase in salary, welfare and other expenses associated with headcount increases.

        Product sourcing expenses.    Our product sourcing expenses increased by 219.5% from RMB38.9 million in the three months ended March 31, 2014 to RMB124.4 million (US$20.1 million) in the three months ended March 31, 2015. The increase in product sourcing expenses was primarily due to an increase in product sourcing headcount.

        Sales and marketing expenses.    Our sales and marketing expenses increased by 150.7% from RMB130.8 million in the three months ended March 31, 2014 to RMB327.9 million (US$52.9 million) in the three months ended March 31, 2015. The increase in sales and marketing expenses was primarily due to an increase in salary and welfare expenses as a result of increased headcount, as well as an increase in online marketing expenses and advertising and other promotion expenses. The headcount expenses under sales and marketing were primarily expenses related to personnel with operational functions, including our customer service staff, photographers, editors, and staff responsible for data analysis.

        General and administrative expenses.    Our general and administrative expenses increased by 68.6% from RMB78.3 million in the three months ended March 31, 2014 to RMB132.1 million (US$21.3 million) in the three months ended March 31, 2015. The increase in general and administrative expenses was primarily due to an increase in share-based compensation, salary and welfare expenses associated with headcount increases.

        Online marketing expenses for Baidu Zhixin Cooperation.    Our online marketing expenses for Baidu Zhixin Cooperation decreased by 54.7% from RMB66.9 million in the three months ended March 31, 2014 to RMB30.3 million (US$4.9 million) in the three months ended March 31, 2015. The decrease was primarily due to a significant decrease in Zhixin-related page views acquired during the three months ended March 31, 2015. Online marketing expenses from the Zhixin Cooperation Agreement were non-cash expenses and recognized ratably over the period of service required to earn each tranche of warrants based upon the estimated exercisable number of the Baidu warrants and the fair value of the warrants at each reporting date.

        Operating loss.    Our operating loss increased from RMB174.1 million in the three months ended March 31, 2014 to RMB411.2 million (US$66.3 million) in the three months ended March 31, 2015. The increase in our operating loss was mainly attributable to continued investment in product development and product sourcing to drive business growth, especially development of our hotel direct business.

        Adjusted operating loss.    Our adjusted operating loss (non-U.S. GAAP), defined as operating loss excluding share-based compensation expenses of RMB89.9 million (US$14.5 million) and online marketing expenses for Baidu Zhixin Cooperation of RMB30.3 million (US$4.9 million), was RMB291.0 million (US$46.9 million) in the three months ended March 31, 2015, compared to RMB46.2 million in the three months ended March 31, 2014. The increase in adjusted operating loss was mainly attributable to continued investment in product development and product sourcing to drive business growth, especially development of our hotel direct business.

        Fair value change in warranty liability.    Our fair value change in warranty liability, representing changes in the fair value of vested tranche of the Baidu warrants, was RMB288.2 million (US$46.5 million) in the three months ended March 31, 2015. Such warrants were granted in the previous year and continuously accounted for as a liability when vested and exercisable in the three months ended March 31, 2015 and therefore measured at fair value at every reporting period until they are exercised or settled. No warrants were vested in 2014 and hence there was no such fair value change in the three months ended March 31, 2014.

        Net loss attributable to Qunar Cayman Islands Limited's shareholders.    As a result of the foregoing, our net loss increased from RMB183.6 million in the three months ended March 31, 2014 to RMB701.2 million (US$113.1 million) in the three months ended March 31, 2015.

        Adjusted net loss.    Our adjusted net loss (non-U.S. GAAP), defined as net loss excluding share-based compensation expenses of RMB89.9 million (US$14.5 million), online marketing expenses for Baidu Zhixin Cooperation of RMB30.3 million (US$4.9 million) and fair value change in warrant liability of RMB288.2 million (US$46.5 million), was RMB293.4 million (US$47.3 million) in the three months ended March 31, 2015, compared to RMB55.7 million in the three months ended March 31, 2014.

        Adjusted EBITDA.    Our adjusted EBITDA (non-U.S. GAAP), defined as net loss before income tax expense, interest expense, depreciation and amortization, further adjusted to exclude share-based compensation expenses of RMB89.9 million (US$14.5 million), online marketing expenses for Baidu Zhixin Cooperation of RMB30.3 million (US$4.9 million), and fair value change in warrant liability of RMB288.2 million (US$46.5 million), was negative RMB262.5 million (US$42.4 million) in the three months ended March 31, 2015, compared to negative RMB45.8 million in the three months ended March 31, 2014.

        For information regarding adjusted operating loss, adjusted net loss and adjusted EBITDA, see "Summary Consolidated Financial Data—Non-U.S. GAAP Financial Measures" and "Recent Developments—Consolidated Non-U.S. GAAP Financial Measures".

Other information

        Cash and Cash Equivalents.    As of March 31, 2015, we had cash and cash equivalents, restricted cash and funds receivable of RMB1.4 billion (US$232.3 million). We entered into a US$300 million revolving credit facility agreement with Baidu on February 27, 2014. The agreement has a term of three years and any drawdown bears an annual interest rate of 90% of the benchmark lending rate published by the People's Bank of China and shall be repaid within three years from the drawdown date. We may repay our outstanding debt obligation at maturity either by cash or by our shares. The applicable share conversion price will be determined by the prevailing share price at the maturity date. On March 12, 2015 and May 4, 2015, we drew down RMB507 million and RMB627 million, respectively, from Baidu according to the revolving credit facility agreement with the plan to use the funds for our operational and investment needs.

        In future periods, our results of operations may vary as we further expand our business. Our financial and operating data for the three months ended March 31, 2015 may not be indicative of our results for future periods. Please refer to "Risk Factors—Risks Relating to Our ADSs and This Offering—Our quarterly results may fluctuate, making quarterly comparisons and financial forecasting difficult, and could fall below investor expectations or estimates by securities research analysts, which may cause the trading price of our ADSs to decline" for information regarding trends and other factors that may affect our results of operations.

Response to Ctrip Proposal

        On May 8, 2015, we received an unsolicited offer from Ctrip to acquire all of our outstanding shares. After careful consideration of such offer, we declined to pursue it in a letter response dated June 1, 2015. However, consistent with our policy to consider all potential strategic opportunities that may benefit our company and our shareholders, we remain open to engaging in further discussions with Ctrip as well as with other strategic players in our sector.

Termination of Zhixin Cooperation Agreement

        On June 1, 2015, Baidu and we agreed to terminate the Zhixin Cooperation Agreement with immediate effect. We believe the termination is in the best interests of the shareholders of both companies. Under the Zhixin Cooperation Agreement, in consideration of the Zhixin page views Baidu delivered to us in 2014, Baidu was granted warrants exercisable for 11,450,000 of our Class B ordinary shares and Baidu fully exercised such warrants on June 1, 2015. There will be no additional warrants granted to Baidu under such agreement. In connection with the termination of the Zhixin Cooperation Agreement, Baidu agreed to pay us a fee of RMB207 million. Baidu's undertaking and support for us, including their non-compete commitment in the travel space, will remain unchanged after the termination of the Zhixin Cooperation Agreement, and we do not expect the termination of this agreement to have any material impact upon our operations or financial condition.

Private Placement of US$500 Million Convertible Notes

        On June 1, 2015, we entered into a note purchase agreement with SL Camel Holdco Limited, Gaoling Fund, L.P. and YHG Investment, L.P. Pursuant to the note purchase agreement, SL Camel Holdco Limited, Gaoling Fund, L.P. and YHG Investment, L.P. agreed to purchase an aggregate principal amount of US$500 million of convertible notes, or the Convertible Notes, issued by us through a private placement. The Convertible Notes will bear an interest at a rate of 2% per annum from the issuance date. The Convertible Notes will be convertible at any time, at the holder's option, into our ADSs at an initial conversion price of US$55 per ADS, subject to adjustment under the terms of the Convertible Notes. Subject to the satisfaction of closing conditions in the note purchase agreement, the closing is expected to take place on June 17, 2015. We plan to use the net proceeds from this private placement to continue to expand our mobile presence, grow business lines and further enhance technology capabilities.

        Upon closing, the Convertible Notes will be issued pursuant to an indenture, or the Indenture, between us and a trustee. The Indenture includes customary terms and covenants, including certain events of default after which the Convertible Notes may be due and payable immediately. The Convertible Notes will be our unsecured senior obligations. The Convertible Notes will mature on the sixth anniversary of the issuance date, unless repurchased, redeemed or converted in accordance with their terms prior to such date. Upon conversion, the Convertible Notes may be settled in the Company's ADSs, cash or a combination of cash and ADSs. Holders of the Convertible Notes will have the right to require us to repurchase all or some of their Convertible Notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of a fundamental change, as defined in the Indenture. In addition, upon the occurrence of a make-whole fundamental change, as defined in the Indenture, we may be required to increase the conversion rate for the Convertible Notes converted in connection with such a make-whole fundamental change as determined in accordance with the Indenture. We may redeem the Convertible Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption, if we would be obligated to pay certain additional amounts, as defined in the Indenture, as a result of certain changes in specified tax laws.

        We will also, upon the closing, enter into a registration rights agreement with the purchasers of the Convertible Notes, providing for customary demand registration rights and piggyback registration rights with respect to the resale of the Convertible Notes and the Class B ordinary shares and ADSs issuable upon conversion of the Convertible Notes.

Baidu Map Business Cooperation

        On June 1, 2015, we also entered into a business cooperation agreement with Baidu, under which Baidu has agreed to grant us an exclusive right to integrate hotel information and products into the PC and mobile app versions of Baidu Maps. Under this agreement, we will display location-based hotel data through the Baidu Maps interface. Users can click on the displayed hotels to view hotels and to complete bookings. This cooperation will allow us and Baidu to serve travelers with highly relevant real-time hotel information. This agreement will expire in May 2016 subject to renewal negotiation between both parties.

RISK FACTORS

        An investment in our ADSs involves significant risks. In addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described below and in our annual report on Form 20-F for the year ended December 31, 2014, which is incorporated by reference in the accompanying prospectus, before you decide to invest in our ADSs. If any of these risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected, the trading price and value of our ADSs could decline, and you could lose all or part of your investment.

Risks Relating to Our ADSs and this Offering

The market price for our ADSs may be volatile, which could result in substantial losses to you.

        The daily closing trading prices of our ADSs ranged from US$21.22 to US$35.53 in 2014. The trading price of our ADSs is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance, and fluctuation in market prices, of other companies with business operations located mainly in China that have listed their securities in the United States. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial declines in the trading prices of their securities. The trading performances of other Chinese companies' securities after their offerings, including Internet companies, may affect the attitudes of investors towards Chinese companies listed in the United States, which consequently may impact the trading price of our ADSs, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices, business practice, fraudulent accounting, corporate structure or matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Volatility in global capital markets, as was experienced during the recent global financial crisis and the ongoing European debt crisis, could also have an adverse effect on the market price of our ADSs. Furthermore, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our ADSs.

        In addition to market and industry factors, the price and trading volume for our ADSs may be highly volatile due to specific factors, including the following:

  •
  actual or anticipated fluctuations in our quarterly results of operations;

  •
  changes in financial estimates by securities research analysts;

  •
  negative publicity, studies or reports;

  •
  changes in the economic performance or market valuations of other companies operate in our industry;

  •
  announcements by us or our competitors of material acquisitions, strategic partnerships, joint ventures or capital commitments;

  •
  fluctuations of exchange rates between RMB and the U.S. dollar;

  •
  intellectual property litigation;

  •
  actual or threatened litigation arising from other reasons including contract disputes with our business partners;

  •
  release or expiry of lock-up or other transfer restrictions on our outstanding shares or ADSs;

  •
  regulatory developments affecting us, our customers and our industry; and

  •
  sales or perceived potential sales of additional ADSs or ordinary shares.

        Any of these factors may result in large and sudden changes in the volume and price at which our ADSs will trade.

Our quarterly results may fluctuate, making quarterly comparisons and financial forecasting difficult, and could fall below investor expectations or estimates by securities research analysts, which may cause the trading price of our ADSs to decline.

        Our revenues and operating results have varied significantly from quarter to quarter because our business experiences seasonal fluctuations, which reflect seasonal trends for demand for the travel products searched and advertised on our platform. Traditional leisure travel bookings in China are generally more frequent in the first and third quarter of the year primarily because during the first quarter, many people travel to reunite with their families for the Chinese New Year holiday, and during the third quarter, summer break for students, favorable weather throughout China and advance travel booking for the National Day holiday all contribute to an increased amount of travel activities in China. We have seen and expect to continue to see, that the most significant quarter-over-quarter growth of our revenues will be earned in the first and third quarters. However, the historical seasonality of our business has been relatively mild due to the rapid growth we have experienced. In addition, advertising spending has historically been cyclical in nature, reflecting overall economic conditions as well as individual travel patterns. As our business is rapidly changing and evolving, which has tended to mask the cyclicality and seasonality of our business, our historical operating results may not be useful to you in predicting our future operating results. As our growth rate slows, the seasonality and cyclicality in our business will become more pronounced and cause our operating results to fluctuate.

        A number of factors, many of which are beyond our control, may cause our results of operations for future periods fall below the expectations of public market analysts and investors, causing the market price of our securities to decline. Factors that may affect our quarterly results include, but are not limited to:

  •
  seasonal variations in operating results;

  •
  the discretionary nature of our users' demands and spending patterns;

  •
  the cyclical nature of advertising spending;

  •
  competition from our competitors;

  •
  vulnerability of our business to a general economic downturn in the global economy; and

  •
  changes in the laws that affect our operations.

        As a result, investors should not rely on quarter-to-quarter comparisons of results of operations as an indication of future performance.

Our management will have considerable discretion as to the use of the net proceeds of this offering as we continue to make significant investment in our business, and such use may have a significant adverse effect on our near-term results of operations and market value.

        We have not allocated the majority of the net proceeds from this offering to any particular purpose. Rather, our management will have considerable discretion in the application of the net proceeds, and you must rely on the judgment of our management. The net proceeds may be used for corporate purposes that may have a significant adverse effect on our near-term results of operations and the market price of our ADSs. For example, we plan to use a majority of the net proceeds from this offering to continue to make significant investment in our business, in particular in the areas of user acquisition, to acquire complementary business, products, services or technologies, to capture current and future market opportunities and to support our future growth. We anticipate that such efforts will result in our operating expenses and net losses to increase significantly in the next few quarters, which may fall below the expectations of public market analysts and investors, causing the market price of our ADSs to decline. Furthermore, there can be no assurance that we will achieve the anticipated return in the future as to our investment.

Substantial future sales or the perception of sales of our ADSs or ordinary shares in the public market could cause the price of our ADSs to decline.

        Sales of substantial amounts of our ordinary shares or ADSs, including those issued upon the exercise of outstanding options, in the public market, or the perception that these sales could occur, could adversely affect the price of our ADSs and could impair our ability to raise capital through the sale of additional shares. Such sales may also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. As of March 31, 2015, we had an aggregate of 360,057,951 ordinary shares issued and outstanding, excluding 11,450,000 Class B ordinary shares issuable upon the exercise of warrants held by Baidu. All our ordinary shares represented by ADSs were freely transferable by persons other than our directors, executive officers and other affiliates (as that term is defined in the Securities Act) without restriction or additional registration under the Securities Act. The remaining ordinary shares outstanding after this offering will be available for sale, upon the expiration of the 90-day lock-up period beginning from the date of this prospectus supplement (if applicable to such holders), subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. Any or all of these shares may be released prior to the expiration of the lock-up period at the discretion of the representative. To the extent shares are released before the expiration of the lock-up period and sold into market, the market price of our ADSs could decline.

        In the future, we may also issue our securities in connection with investments or acquisitions. The amount of our ordinary shares issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of our ordinary shares. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to you.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are organized under Cayman Islands law, conduct substantially all of our operations in China and all of our directors and officers reside outside the United States.

        Our corporate affairs are governed by our amended and restated memorandum and articles of association and by the Companies Law (2013 Revision) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands have a less developed body of securities laws as compared to the U.S., and provide significantly less protection to investors. Therefore, our public shareholders may have more difficulties in protecting their interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States.

As a result, our ability to protect our interests if we are harmed in a manner that would otherwise enable us to sue in a United States federal court may be limited.

        We are incorporated in the Cayman Islands, and conduct substantially all of our operations in China through our WFOE and VIE in China. All of our officers reside outside the United States and some or all of the assets of those persons are located outside of the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these individuals or to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

        As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

You may not have the same voting rights as the holders of our Class B ordinary shares and must act through the depositary to exercise your rights.

        Holders of our ADSs will not be able to exercise voting rights attaching to the shares represented by our ADSs on an individual basis, unless he/she converts such ADSs into Class B ordinary shares registered directly in his/her own name. Holders of our ADSs will appoint the depositary or its nominee as their representative to exercise the voting rights attaching to the shares represented by the ADSs. You may not receive voting materials in time to instruct the depositary to vote, and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote. Upon our written request, the depositary will mail to you a shareholder meeting notice which contains, among other things, a statement as to the manner in which your voting instructions may be given, including an express indication that such instructions may be given or deemed given to the depositary to give a discretionary proxy to a person designated by us if no instructions are received by the depositary from you on or before the response date established by the depositary. However, no voting instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform the depositary that (i) we do not wish such proxy given, (ii) substantial opposition exists, or (iii) such matter materially and adversely affects the rights of shareholders. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if the shares underlying your ADSs are not voted as you requested.

You may be subject to limitations on the sale, deposit, cancellation and transfer of your ADSs.

        Your ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary thinks it advisory to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

You may not be able to participate in rights offerings and may experience dilution of your holdings as a result.

        If we offer holders of our Class B ordinary shares any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to you. However, the depositary may allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them. In addition, U.S. securities laws may restrict the sale, deposit, cancellation and transfer of the ADSs issued after exercise of rights. Under the deposit agreement, the depositary will not distribute rights to holders of ADSs unless the distribution and sale of rights and the securities to which these rights relate are either exempt from registration under the Securities Act, with respect to all holders of ADSs, or are registered under the provisions of the Securities Act. We can give no assurance that we can establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. Accordingly, you may be unable to participate in our rights offerings and may experience dilution of your holdings as a result.

You may lose some or all of the value of the distribution by the depositary if the depositary cannot convert RMB into U.S. dollars on a reasonable basis.

        The depositary will convert any cash dividend or other cash distribution we pay on the Class B ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any approval from any government is needed and cannot be obtained, the depositary is allowed to distribute RMB only to those ADS holders to whom it is possible to do so. It will hold RMB it cannot convert for the account of the ADS holders who have not been paid. However, it will not invest RMB and it will not be liable for interest. In addition, if the exchange rates fluctuate during a time when the depositary cannot convert RMB, the ADS holders who have not been paid may lose some or all of the value of the distribution.

You may not receive distributions on our Class B ordinary shares or any value for them if such distribution is illegal or impractical or if any required government approval cannot be obtained in order to make such distribution available to you.

        The depositary of our ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on our Class B ordinary shares or other deposited securities after deducting its fees and expenses, although we do not expect to pay dividends in the near future. You will receive these distributions in proportion to the number of Class B ordinary shares your ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. We have no obligation under the U.S. securities laws to register the ADSs, Class B ordinary shares, rights or other securities distributed through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, Class B ordinary shares, rights or anything else to holders of ADSs. This means that you may not receive the distribution we make on our Class B ordinary shares or any value for them if it is illegal or impractical for us to make them available to you. These restrictions may have a material adverse effect on the value of your ADSs.

Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class B ordinary shares and the ADSs may view as beneficial.

        Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. On all matters subject to shareholders' vote and put to a vote on a poll, holders of Class A ordinary shares are entitled to three votes per share, while holders of Class B ordinary shares are entitled to one vote per share. Our ADSs represent our Class B ordinary shares. In addition, all options granted prior to or to be granted after the completion of our initial public offering entitle option holders to the equivalent number of Class B ordinary shares once the options are vested and exercised. Upon any sale, pledge, transfer, assignment or disposition of a Class A ordinary share by its holder to a person who is not already a holder of Class A ordinary shares and is not an affiliate (as defined in our memorandum and articles of association) of such holder, such Class A ordinary share shall automatically convert into one Class B ordinary share without any actions on the part of the transferor or the transferee. If Class A ordinary shares are transferred by a shareholder to its affiliate, and within six months after such transfer there is a change of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of the Class A ordinary shares held by that affiliate, then such Class A ordinary shares will automatically and immediately convert into an equal number of Class B ordinary shares. Class A ordinary shares may be converted into an equal number of Class B ordinary shares at any time at the election of the holder of the Class A ordinary shares. In no event shall Class B ordinary shares be convertible into Class A ordinary shares.

        Due to the disparate voting powers attached to these two classes of ordinary shares, our existing Class A ordinary shareholders collectively own approximately 83.2% of the total voting power represented by our outstanding ordinary shares, and our controlling shareholder Baidu alone possesses approximately 68.7% of the total voting power represented by our outstanding ordinary shares and will have considerable influence over matters requiring shareholder approval, including election of directors and significant corporate transactions such as a merger. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class B ordinary shares and ADSs may view as beneficial.

We have granted, and may continue to grant, employee share options, restricted shares and other types of awards under our share incentive plans, which may result in increased share-based compensation expenses.

        We adopted a share incentive plan in 2007, as most recently amended and restated in February 2015. We are required to account for share-based compensation in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, Compensation—Stock Compensation, which requires a company to recognize, as an expense, the fair value of share options and other equity incentives to employees based on the fair value of equity awards on the date of the grant, with the compensation expense recognized over the period in which the recipient is required to provide service in exchange for the equity award. As of March 31, 2015, options to purchase a total of 24,388,798 Class B ordinary shares were outstanding under our share incentive plan. For the years ended December 31, 2012, 2013 and 2014 and the three months ended March 31, 2015, we recorded RMB27.2 million, RMB63.7 million, RMB266.4 million (US$ 42.9 million) and RMB89.9 million (US$14.5 million, using an exchange rate of RMB6.1990 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on March 31, 2015), respectively, in share-based compensation expenses. We believe the granting of share-based compensation is of significant importance to our ability to attract, retain and motivate our management team and talented employees, and we will continue to grant share-based compensation to employees in the future. As a result, our expenses associated with share-based compensation may increase significantly, which may have an adverse effect on our results of operations. See Note 2 of the Notes to the Consolidated Financial Statements for the Years ended December 31, 2012, 2013 and 2014 included in the annual report on Form 20-F for the year ended December 31, 2014 incorporated by reference in this prospectus supplement for a more detailed presentation of accounting for our share-based compensation plan.

We are a "controlled company" within the meaning of the Nasdaq Stock Market Rules, and, as a result, we rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies, and we also rely on the foreign private issuer exemption from certain corporate governance requirements under the Nasdaq Stock Market Rules.

        Since Baidu have more than 50% of the total voting rights in our company, we are a "controlled company" under the Nasdaq Stock Market Rules. Pursuant to Nasdaq Stock Market Rules, for as long as we are a controlled company, we are also exempted from certain corporate governance requirements otherwise applicable to companies listed on Nasdaq.

        As a foreign private issuer whose ADSs are listed on the Nasdaq, we are permitted to follow certain home country corporate governance practices pursuant to exemptions under the Nasdaq Stock Market Rules. A foreign private issuer must disclose in its annual reports filed with the SEC each requirement under the Nasdaq Stock Market Rules with which it does not comply, followed by a description of its applicable home country practice. Our Cayman Islands home country practices may afford less protection to holders of our ADSs. We follow in certain cases our home country practices and rely on certain exemptions provided by the Nasdaq Stock Market Rules to foreign private issuers, including, among others, exemption from the requirement to hold an annual meeting of shareholders no later than one year after an issuer's fiscal year end, exemptions from the requirements that we have (i) a board of directors comprise of a majority of independent directors, and (ii) a nominating and corporate governance committee and a compensation committee, each of which should be comprised solely of independent directors. As a result of our reliance on the corporate governance exemptions available to foreign private issuers, you will not have the same protection afforded to shareholders of companies that are subject to all of Nasdaq's corporate governance requirements.

        Furthermore, because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time, and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. As a result, you may not be provided with the same benefits as a holder of shares of a U.S. issuer.

There can be no assurance that we will not be a passive foreign investment company, or a PFIC, for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our ADSs or Class B ordinary shares.

        A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income is "passive income" or (ii) at least 50% of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. Although the law in this regard is not entirely clear, we treat the VIE and its subsidiaries as being owned by us for U.S. federal income tax purposes, not only because we exercise effective control over their management decisions but also because we are entitled to substantially all of the economic benefits associated with these entities, and, as a result, we consolidate their operating results in our consolidated financial statements. If it were determined, however, that we are not the owner of the VIE and its subsidiaries for U.S. federal income tax purposes, we would likely be treated as a PFIC for our current and any subsequent taxable year. Moreover, the determination of whether we are a PFIC is an annual test that is based on the composition of our income and assets and the value of our assets from time to time. Because the treatment of the VIE and its subsidiaries is not entirely clear, and because the determination of whether we are a PFIC will depend on the composition of our income and assets and the value of our assets from time to time, which may be based on the market price of our ADSs, which is likely to fluctuate (and may fluctuate considerably given that market prices of Internet companies historically have been especially volatile), we cannot assure you that we will not be a PFIC for our current taxable year or any other taxable year. If we were a PFIC for any taxable year during which a U.S. Holder (as defined in "Taxation—Material U.S. Federal Income Tax Considerations") held an ADS or a Class B ordinary share, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See "Taxation—Material U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Rules."

USE OF PROCEEDS

        Based on an assumed public offering price of US$44.09 per ADS, which is the closing price of our ADSs on the NASDAQ Global Market on May 29, 2015, we estimate that we will receive net proceeds from this offering of approximately US$339.9 million (or approximately US$391.0 million if the underwriters' over-allotment option is exercised in full) deducting the underwriting discount and estimated offering expenses payable by us. A US$1.00 increase or decrease in the assumed public offering price of US$44.09 per ADS would, in the case of an increase, increase and, in the case of a decrease, decrease the net proceeds to us from this offering by US$7.7 million, after deducting the underwriting discount and estimated offering expenses payable by us and assuming no other change to the number of ADSs offered by us as set forth on the cover page of this prospectus supplement.

        We intend to use a majority of the net proceeds we will receive from this offering for general corporate purposes, including the acquisition of new users. We also may use a portion of the net proceeds to acquire complementary businesses, products, services or technologies. However, we have not yet entered into any agreements or commitments for any specific acquisitions at this time.

        We will have broad discretion over the use of the net proceeds from this offering. Pending the use of proceeds from this offering as described above, we intend to invest the net proceeds from this offering in short-term, investment-grade interest-bearing securities.

 CAPITALIZATION

        The table below sets forth our capitalization as of December 31, 2014:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to our sale of 8,000,000 ADSs in this offering at the assumed public offering price of US$44.09 per ADS, which is the closing price of our ADSs on the NASDAQ Global Market on May 29, 2015, after deducting the underwriting discount and estimated offering expenses payable by us and assuming no exercise of the underwriters' over-allotment option to purchase additional ADSs from us.

        Except as otherwise disclosed in our annual report on Form 20-F for the year ended December 31, 2014, which is incorporated by reference in the accompanying prospectus, there has been no material change in our capitalization since December 31, 2014. You should read this table together with our consolidated financial statements and related notes and information under "Item 5. Operating and Financial Review and Prospects" in our annual report on Form 20-F for the year ended December 31, 2014, which is incorporated by reference in the accompanying prospectus.

	As of December 31, 2014
	Actual		As Adjusted
	RMB	US$	RMB	US$
	(in thousands)
Non-current liabilities:
Non-current liabilities	71,616	11,542	71,616	11,542
Total non-current liabilities	71,616	11,542	71,616	11,542

Shareholders' deficit:
Class A ordinary shares: Class A ordinary shares, par value US$0.001 per share: 303,344,804 shares authorized, 224,299,179 issued and outstanding	1,426	230	1,426	230
Class B ordinary shares: Class B ordinary shares, par value US$0.001 per share: 496,655,196 shares authorized, 134,376,522 issued and outstanding	831	134	980	158
Additional paid-in capital	2,069,313	333,513	4,177,947	673,363
Accumulated other comprehensive income	4,163	671	4,163	671
Accumulated deficit	(2,246,319)	(362,041)	(2,246,319)	(362,041)

Total shareholders' deficit	(170,586)	(27,493)	1,938,197	312,381

Total capitalization	(98,970)	(15,951)	2,009,813	323,923

 MARKET PRICE INFORMATION

ADSs

        Our ADSs, each representing three Class B ordinary shares, have been listed on the NASDAQ Global Market since November 1, 2013 under the symbol "QUNR." The table below shows, for the periods indicated, the high and low closing prices and the average daily volume of trading activity on the NASDAQ Global Market for our ADSs.

	NASDAQ Global Market
	Closing Price per ADS
			Average Daily Trading Volume
	High	Low
	(US$)	(US$)	(in thousands of ADSs)
2013	29.57	24.70	859
Fourth Quarter	29.57	24.70	859
2014	35.53	21.22	805
First Quarter	35.53	23.70	1,014
Second Quarter	32.28	21.22	709
Third Quarter	30.94	26.96	781
Fourth Quarter	29.02	24.22	713
December	29.37	24.14	982
2015	52.89	27.10	1,011
January	30.07	27.71	647
February	30.29	27.19	547
March	41.78	27.10	1,167
April	49.47	41.56	1,055
May	52.89	44.09	1,584

        The closing price for our ADSs on the NASDAQ Global Market on May 29, 2015 was US$44.09 per ADS.

 DIVIDEND POLICY

        We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. We do not have any plan to declare or pay any dividends in the near future.

        Our board of directors has complete discretion in deciding whether to distribute dividends, subject to the laws of the Cayman Islands. In addition, our shareholders may by ordinary resolution declare dividends, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, our company may pay dividends only out of either profit or share premium, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

        If we pay any dividends, our ADS holders will generally be entitled to such dividends to the same extent as holders of our Class B ordinary shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our Class B ordinary shares, if any, will be paid in U.S. dollars. See "Item 12. Description of Securities Other than Equity Securities—D. American Depositary Shares." in our annual report on Form 20-F for the year ended December 31, 2014, which is incorporated by reference in the accompanying prospectus.

 EXCHANGE RATE INFORMATION

        The table below sets forth the exchange rates of RMB against U.S. dollars set forth in the H.10 statistical release of the Federal Reserve Board for the periods indicated.

	Exchange Rate
	Average(1)	High	Low	Period-End
2010	6.7603	6.8330	6.6000	6.6000
2011	6.4475	6.6364	6.2939	6.2939
2012	6.2990	6.3879	6.2221	6.2301
2013	6.1478	6.2438	6.0537	6.0537
2014	6.1620	6.2591	6.0402	6.2046
November	6.1249	6.1429	6.1117	6.1429
December	6.1886	6.2256	6.1490	6.2046
2015
January	6.2181	6.2535	6.1870	6.2495
February	6.2518	6.2695	6.2399	6.2695
March	6.2386	6.2741	6.1955	6.1990
April	6.2010	6.2185	6.1927	6.2018
May (through May 22, 2015)	6.2041	6.2086	6.1958	6.1972

(1)
Averages for annual periods are calculated by averaging month-end rates for the relevant year. Monthly averages are calculated by averaging daily rates for the relevant month.

        On May 22, 2015, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board was RMB6.1972 to US$1.00.

        We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into RMB or U.S. dollar, as the case may be, at any particular rate, or at all. Fluctuations in the exchange rate between RMB and U.S. dollars will affect the U.S. dollar equivalent of RMB price of our ordinary shares and, as a result, will likely affect the market price of the ADSs.

TAXATION

Cayman Islands Taxation

        The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us or our shareholders or holders of ADSs levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, brought to, or produced before a court of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

People's Republic of China Taxation

PRC taxation with respect to us

        The PRC Enterprise Income Tax Law, or the EIT Law, and its implementation rules, both of which became effective on January 1, 2008, provide that any income received by a non-resident enterprise is subject to 10% withholding tax to the extent such income is sourced within the PRC and either (i) such non-resident enterprise has no establishment or place of business in the PRC, or (ii) it has an establishment or place of business in the PRC, but its income sourced within the PRC has no real connection with such establishment or place of business, unless otherwise exempted or reduced by tax treaties. Under the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and other related PRC laws and regulations, the tax rate on dividends paid by a PRC resident enterprise to its immediate holding company incorporated in Hong Kong may be reduced to 5% if such Hong Kong resident enterprise owns over 25% of the equity interest of the PRC company distributing the dividends during the 12 consecutive months preceding the receipt of the dividends. As our Hong Kong subsidiary owns 100% of the WFOE, under the aforesaid arrangement, any dividends that the WFOE pays our Hong Kong subsidiary may be subject to a withholding tax at the rate of 5%, subject to approvals by competent PRC tax authorities. However, if our Hong Kong subsidiary is not considered to be the beneficial owner of such dividends under Circular 601, such dividends would be subject to the withholding tax rate of 10%.

        Under the EIT Law, enterprises organized under the laws of jurisdictions outside China with "de facto management bodies" located within the PRC may be considered PRC tax resident enterprises and therefore subject to PRC enterprise income tax at the rate of 25% on their worldwide taxable income. The EIT Law's implementation rules define the term "de facto management body" as a management body that exercises full or substantial control and management authority over the production, operation, personnel, accounts and properties of an enterprise.

PRC taxation of our overseas shareholders and ADS holders

        Under the EIT Law and its implementation rules, subject to any applicable tax treaty or similar arrangement between the PRC and your jurisdiction of residence that provides for a different income tax arrangement, PRC withholding tax at the rate of 10% is normally applicable to dividends from PRC sources payable to investors that are non-resident enterprises, if either (i) such non-resident enterprise has no establishment or place of business in the PRC, or (ii) it has an establishment or place of business in the PRC, but its income sourced within the PRC has no real connection with such establishment or place of business, unless otherwise exempted or reduced by tax treaties. Any gain realized on the transfer of our Class B ordinary shares or ADSs by such investors is subject to 10% PRC income tax if such gain is regarded as income derived from sources within the PRC unless a treaty or similar arrangement provides otherwise. Under the PRC Individual Income Tax Law and its implementation rules, dividends from sources within the PRC paid to foreign individual investors who are not PRC residents are generally subject to a PRC withholding tax at a rate of 20% and gains from PRC-sources realized by such investors on the transfer of our Class B ordinary shares or ADSs are generally subject to 20% PRC income tax, in each case, subject to any reduction or exemption set forth in applicable tax treaties and PRC laws. Although substantially all of our business operations are in China, it is unclear whether dividends we pay with respect to our Class B ordinary shares or ADSs, or the gain realized from the transfer of our Class B ordinary shares or ADSs, would be treated as income derived from sources within the PRC and as a result be subject to PRC income tax if we are treated as a PRC resident enterprise. If PRC income tax is imposed on gains realized on the transfer of our Class B ordinary shares or ADSs or on dividends paid to our non-resident investors, the value of your investment in our Class B ordinary shares or ADSs may be materially and adversely affected. Furthermore, our non-PRC shareholders and ADS holders whose jurisdictions of residence have tax treaties or arrangements with China may not qualify for benefits under such tax treaties or arrangements.

        According to Circular 601, non-resident enterprises or individuals that cannot provide valid supporting documents as "beneficial owners" may not be approved to enjoy tax treaty benefits. In the event that we are treated as a PRC tax resident, dividends to be distributed by us to our shareholders and ADSs holders who are non-PRC tax residents and whose jurisdictions of incorporation or home countries have tax treaties with China providing for preferential withholding arrangements will not be entitled to the benefits under such withholding arrangements unless such holder is considered a "beneficial owner" under Circular 601.

Material U.S. Federal Income Tax Considerations

        In the opinion of Shearman & Sterling LLP, the following is a discussion of the material U.S. federal income tax considerations of the ownership and disposition of our Class B ordinary shares or ADSs to U.S. Holders (as described below), but it is not a comprehensive description of all of the tax considerations that may be relevant to a particular person's decision to acquire such securities. The discussion applies only to a U.S. Holder that holds Class B ordinary shares or ADSs as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the tax consequences that may be relevant to a U.S. Holder in light of the U.S. Holder's particular circumstances, including alternative minimum tax consequences and tax consequences applicable to U.S. Holders subject to special rules, such as:

  •
  certain financial institutions;

  •
  dealers or traders in securities or currencies;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  insurance companies;

  •
  persons holding our Class B ordinary shares or ADSs as part of a straddle, wash sale, conversion transaction or integrated transaction, or persons entering into a constructive sale with respect to our Class B ordinary shares or ADSs;

  •
  persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

  •
  tax-exempt entities, including "individual retirement accounts" and "Roth IRAs"; or

  •
  persons that own, or are deemed to own, our Class B ordinary shares or ADSs representing ten percent or more of our voting stock.

        If an entity that is classified as a partnership for U.S. federal income tax purposes owns our Class B ordinary shares or ADSs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships owning our Class B ordinary shares or ADSs and partners therein should consult their tax advisers regarding the particular U.S. federal income tax consequences of owning and disposing of our Class B ordinary shares or ADSs.

        This discussion does not address any tax considerations associated with the "Medicare contribution tax" on "net investment income," or the tax considerations associated with any state, local or non-U.S. tax laws.

        This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions, final, temporary and proposed U.S. Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. This discussion is also based, in part, on representations by the depositary and assumes that each obligation under the deposit agreement and any related agreement will be performed in accordance with its terms.

        U.S. Holders should consult their tax advisers regarding the U.S. federal, state, local and non-U.S. tax consequences of acquiring owning and disposing of Class B ordinary shares or ADSs in their particular circumstances.

        For purposes of this discussion, a "U.S. Holder" is person that for U.S. federal income tax purposes is a beneficial owner of Class B ordinary shares or ADSs and is:

  •
  a citizen or individual resident of the United States, as determined for U.S. federal income tax purposes;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        In general, a U.S. Holder who owns ADSs will be treated as the owner of the underlying Class B ordinary shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying Class B ordinary shares represented by those ADSs.

  Taxation of Distributions

        Subject to the PFIC rules described below, distributions (if any) paid on our Class B ordinary shares or ADSs, other than certain pro rata distributions of Class B ordinary shares, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Because we do not calculate our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. Dividends will be included in a U.S. Holder's income on the date of the U.S. Holder's actual or constructive receipt, or in the case of ADSs, the depositary's receipt, of the dividend.

        Dividends will not be eligible for the dividends-received deduction generally allowed to U.S. corporations under the Code. Subject to applicable limitations, dividends (if any) paid to certain non-corporate U.S. Holders may be subject to the preferential rates applicable to long-term capital gains if such dividends are treated as "qualified dividend income" for U.S. federal income tax purposes.. U.S. Holders should consult their tax advisers regarding the availability of the preferential tax rates applicable to "qualified dividend income" in their particular circumstances.

        Dividends will be treated as foreign-source income and will constitute either passive or general category income for purposes of the foreign tax credit rules. As described in "Taxation—People's Republic of China Taxation," if we were deemed to be a "resident enterprise" under PRC tax law, dividends paid by us might be subject to PRC withholding tax. For U.S. federal income tax purposes, the dividend income will include amounts withheld by us in respect of the PRC withholding tax. Subject to applicable limitations that vary depending upon the U.S. Holder's circumstances, PRC income taxes withheld from dividend payments at a rate not exceeding the applicable rate provided in the income tax treaty between the United States and the PRC (the "Treaty") (in the case of a U.S. Holder that is eligible for the benefits of the Treaty) generally will be creditable against a U.S. Holder's U.S. federal income tax liability. PRC taxes withheld in excess of the rate applicable under the Treaty generally will not be eligible for credit against a U.S. Holder's U.S. federal income tax liability. Under the Treaty, the maximum tax rate on dividends is generally 10%. The rules governing foreign tax credits are complex and therefore, U.S. Holders should consult their tax advisers regarding the creditability of any PRC taxes in their particular circumstances. Instead of claiming a foreign tax credit, a U.S. Holder may elect to deduct such PRC taxes in computing its U.S. federal taxable income, subject to applicable limitations. An election to deduct foreign taxes for U.S. federal income tax purposes instead of claiming foreign tax credits must apply to all foreign taxes paid or accrued in a taxable year.

  Sale or Other Taxable Disposition of Class B Ordinary Shares or ADSs

        Subject to the PFIC rules described below, gain or loss realized on the sale or other taxable disposition of our Class B ordinary shares or ADSs will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the Class B ordinary shares or ADSs for more than one year at the time of the sale or other taxable disposition. The amount of the gain or loss will equal the difference between the U.S. Holder's tax basis in the Class B ordinary shares or ADSs disposed of and the U.S. Holder's amount realized on the disposition. The deductibility of capital losses is subject to limitations.

        As described in "Taxation—People's Republic of China Taxation," if we were deemed to be a "resident enterprise" under PRC tax law, gain on the sale of our Class B ordinary shares or ADSs might be subject to PRC taxes. A U.S. Holder will generally be entitled to use foreign tax credits to offset only the portion of its U.S. federal income tax liability that is attributable to foreign-source income. Because under the Code capital gains of U.S. persons generally are treated as U.S.-source income, this limitation may preclude a U.S. Holder from claiming a credit for all or a portion of any PRC taxes imposed on any such gains. However, because under the Treaty such capital gains may be treated as PRC-source income, U.S. Holders that are eligible for the benefits of the Treaty may be able to elect to treat the gains as PRC-source income for purposes of crediting such PRC taxes against the U.S. Holders' U.S. federal income tax liability with respect to such gains. U.S. Holders should consult their tax advisers regarding their eligibility for the benefits of the Treaty and the creditability of any PRC tax on gains from the sale or other taxable disposition of our Class B ordinary shares or ADSs in their particular circumstances.

  Passive Foreign Investment Company Rules

        In general, a foreign corporation will be a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income (such as certain dividends, interest, rents and royalties) or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. If a corporation owns at least 25% (by value) of the stock of another corporation, the corporation will be treated, for purposes of the PFIC tests, as owning its proportionate share of the 25%-owned subsidiary's assets and receiving its proportionate share of the 25%-owned subsidiary's income.

        Based upon the composition of our income and assets and estimates of the value of our assets, including goodwill, which estimates are based on the expected price of our ADSs in this offering, we do not expect to be a PFIC for our current taxable year, and we do not currently expect to become one in the foreseeable future, although there can be no assurance in this regard. Although the law in this regard is not entirely clear, we treat the VIE and its subsidiaries as being owned by us for U.S. federal income tax purposes, not only because we control their management decisions but also because we are entitled to substantially all of the economic benefits associated with these entities, and, as a result, we consolidate their operating results in our consolidated financial statements. If it were determined, however, that we are not the owner of the VIE and its subsidiaries for U.S. federal income tax purposes, we would likely be treated as a PFIC for our current and any subsequent taxable year. Moreover, the determination of whether we are a PFIC is an annual test that is based on the composition of our income and assets and the value of our assets from time to time. Because the treatment of the VIE and its subsidiaries is not entirely clear, and because the determination of whether we are a PFIC will depend on the composition of our income and assets and the value of our assets from time to time, which may be based on the market price of our ADSs, which is likely to fluctuate (and may fluctuate considerably given that market prices of Internet companies historically have been especially volatile), we cannot assure you that we will not be a PFIC for our current taxable year or any other taxable year.

        If we were a PFIC for any taxable year and any of our subsidiaries or other entities (including the VIE and its subsidiaries) in which we own or are treated as owning equity interests were also a PFIC (any such entity, a "Lower-tier PFIC"), U.S. Holders would be deemed to own their proportionate shares of each Lower-tier PFIC and would be subject to U.S. federal income tax according to the rules described in the paragraph below on (i) certain distributions by a Lower-tier PFIC and (ii) dispositions of shares of Lower-tier PFICs, in each case as if the U.S. Holders held the Lower-tier PFIC's shares directly, even though the U.S. Holders had not received the proceeds of those distributions or dispositions.

        If we were a PFIC for any taxable year during which a U.S. Holder held our Class B ordinary shares or ADSs, the U.S. Holder might be subject to adverse tax consequences. Generally, gain recognized by a U.S. Holder on a sale or other taxable disposition (including certain pledges) of the Class B ordinary shares or ADSs would be allocated ratably over the U.S. Holder's holding period for the Class B ordinary shares or ADSs. The amounts allocated to the taxable year of the sale or other taxable disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the resulting tax liability. Further, to the extent that any distribution received by a U.S. Holder on our Class B ordinary shares or ADSs exceeds 125% of the average of the annual distributions on the Class B ordinary shares or ADSs received during the preceding three years or the U.S. Holder's holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as the sale or other taxable disposition of our Class B ordinary shares or ADSs.

        Alternatively, if we were a PFIC and our ADSs were "regularly traded" on a "qualified exchange," a U.S. Holder could make a mark-to-market election with respect to its ADSs, which would result in U.S. federal income tax treatment different from the general tax treatment for PFICs described above. The ADSs would be treated as "regularly traded" for any calendar year in which more than a de minimis quantity of the ADSs were traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq, where our ADSs are listed, is a qualified exchange for this purpose. U.S. Holders will not be able to make a mark-to-market election with respect to any Lower-tier PFICs.

If a U.S. Holder makes the mark-to-market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the ADSs at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder's tax basis in the ADSs will be adjusted to reflect these income or loss amounts. In addition, if a U.S. Holder makes the mark-to-market election, any gain that the U.S. Holder recognizes on the sale or other taxable disposition of ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election).

        We do not intend to provide U.S. Holders with the information necessary to make qualified electing fund elections, which if available could materially affect the tax consequences of the ownership and disposition of the Class B ordinary shares or ADSs.

        If we were a PFIC for any year during which a U.S. Holder held our Class B ordinary shares or ADSs, we would generally continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder held the Class B ordinary shares or ADSs, even if we ceased to meet the threshold requirements for PFIC status. In addition, if we were a PFIC or, with respect to a particular U.S. Holder, were treated as a PFIC for any taxable year in which we paid a dividend or for the prior taxable year, the favorable tax rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

        If a U.S. Holder owns our Class B ordinary shares or ADSs during any year in which we are a PFIC, the U.S. Holder will generally be required to file Internal Revenue Service Form 8261 with the U.S. Holder's U.S. federal income tax returns, subject to certain exceptions.

        U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of owning and disposing of our Class B ordinary shares or ADSs if we were a PFIC for any taxable year.

  Information Reporting and Backup Withholding

        Payments of dividends and proceeds from the sale of our Class B ordinary shares or ADSs that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and backup withholding unless (i) the U.S. Holder is an "exempt recipient" or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. Backup withholding is not an additional tax, and the amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

        Individual U.S. Holders (and under proposed Treasury regulations, certain entities) may be required to report on Internal Revenue Service Form 8938 information relating to "foreign financial assets," including securities issued by a non-U.S. person, if their aggregate value exceeds certain thresholds. This reporting obligation is subject to certain exceptions, including an exception for securities held through U.S. financial institutions. U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to our Class B ordinary shares and ADSs.

UNDERWRITING

        We and the underwriters named below have entered into an underwriting agreement with respect to the ADSs being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of ADSs indicated in the following table. Goldman Sachs (Asia) L.L.C. is acting as the representative of the underwriters of this offering. The address of Goldman Sachs (Asia) L.L.C. is 68th Floor, Cheung Kong Center, 2 Queen's Road Central, Hong Kong.

Underwriters	Number of ADSs
Goldman Sachs (Asia) L.L.C.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total	8,000,000

        The underwriters are offering the ADSs subject to their acceptance of the ADSs from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the ADSs offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated, severally and not jointly, to take and pay for all of the ADSs offered by this prospectus supplement if any such ADSs are taken, other than the ADSs covered by the underwriters' option to purchase additional ADSs described below.

        The underwriters initially propose to offer part of the ADSs directly to the public at the public offering price and part of the ADSs to certain dealers at a price that represents a concession not in excess of US$                        per ADS under the public offering price. After the initial offering of the ADSs, the offering price and other selling terms may from time to time be varied by the underwriters.

        Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Goldman Sachs (Asia) L.L.C. will offer ADSs in the United States through its registered broker-dealer affiliate in the United States, Goldman, Sachs & Co.

Option to Purchase Additional ADSs

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 1,200,000 additional ADSs from us at the public offering price, less underwriters discounts and commissions. To the extent the option is exercised, each underwriter will become severally obligated, subject to certain conditions, to purchase additional ADSs approximately proportionate to each underwriter's initial amount reflected in the table above.

Commissions

        Total underwriting discounts and commissions to be paid to the underwriters represent up to            % of the total amount of the offering. The following table shows the per ADS and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional ADSs.

Total
	Per ADS	No Exercise	Full Exercise
Discounts and commissions paid by us	US$	US$	US$

Lock-Up Agreements

        We have agreed that, without the prior written consent of the representative on behalf of the underwriters and subject to certain exceptions, we will not, during the period ending 90 days after the date of this prospectus supplement, (i) issue, offer, pledge, sell, contract to sell, or offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase, or otherwise dispose of, any ordinary shares or ADSs or any securities convertible into or exercisable or exchangeable for such ordinary shares or ADSs or enter into a transaction which would have the same effect; (ii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares or ADSs; (iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in the ordinary shares or ADSs within the meaning of Section 16 of the Exchange Act; (iv) file any registration statement with the SEC relating to the offering of any ordinary shares, ADSs or any securities convertible into or exercisable or exchangeable for ordinary shares or ADSs; or (v) publicly disclose the intention to make any offer, sale, pledge, disposition or filing, in each case regardless of whether any such transaction described above is to be settled by delivery of ordinary shares, ADSs, or such other securities, in cash or otherwise.

        Each of our directors and executive officers and certain shareholders, including Baidu, has agreed that, without the prior written consent of the representative on behalf of the underwriters and subject to certain exceptions, it will not, during the period ending 90 days after the date of this prospectus supplement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of directly or indirectly, any ordinary shares or ADSs or any securities convertible into or exercisable or exchangeable for such ordinary shares or ADSs, (ii) enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares, ADSs or any of our securities that are substantially similar to the ADSs or ordinary shares, or any options or warrants to purchase any of the ADSs or ordinary shares, or any securities convertible into, exchangeable for or that represent the right to receive the ADSs or ordinary shares, whether now owned or hereinafter acquired, owned directly by it or with respect to which it has beneficial ownership within the rules and regulations of the SEC, whether any of these transaction is to be settled by delivery of ordinary shares or ADSs or such other securities, in cash or otherwise, or (iii) publicly disclose the intention to make any such offer, sale, pledge, or disposition, or enter into any such transaction, swap, hedge, or other arrangement.

        In addition, each of our directors and executive officers and certain shareholders has agreed that, without the prior written consent of the representative on behalf of the underwriters, it will not, during the period ending 90 days after the date of this prospectus supplement, make any demand for or exercise any right with respect to, the registration of any ordinary shares or ADSs or any security convertible into or exercisable or exchangeable for ordinary shares or ADSs.

NASDAQ Global Market Listing

        Our ADSs are listed on the NASDAQ Global Market under the symbol "QUNR."

Stabilization, Short Positions and Penalty Bids

        In connection with the offering, the underwriters may purchase and sell ADSs in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of ADSs than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional ADSs in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional ADSs or purchasing ADSs in the open market. In determining the source of ADSs to close out the covered short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase additional ADSs pursuant to the option granted to them. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for, or purchases of, ADSs made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased ADSs sold by, or for the account of, such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the ADSs. As a result, the price of the ADSs may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they are required to be conducted in accordance with applicable laws and regulations, and they may be discontinued at any time. These transactions may be effected on Nasdaq, the over-the-counter market or otherwise.

Electronic Distribution

        This prospectus supplement and accompanying prospectus in electronic format will be made available on the websites maintained by one or more of the underwriters or one or more securities dealers. One or more of the underwriters may distribute prospectus supplement and accompanying prospectuses electronically. The underwriters may agree to allocate a number of ADSs for sale to their online brokerage account holders. ADSs to be sold pursuant to an Internet distribution will be allocated on the same basis as other allocations. In addition, ADSs may be sold by the underwriters to securities dealers who resell ADSs to online brokerage account holders.

Indemnification

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates may have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and commissions.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of us.

Selling Restrictions

        No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the ADSs, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or the ADSs in any jurisdiction where action for that purpose is required. Accordingly, the ADSs may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other material or advertisements in connection with the ADSs may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

        Australia.    This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

          (a)   you confirm and warrant that you are either:

            (i)    a "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia, or the Corporations Act;

            (ii)   a "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

            (iii)  a person associated with the company under section 708(12) of the Corporations Act; or

            (iv)  "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act,

  and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance.

          (b)   you warrant and agree that you will not offer any of the ADSs issued to you pursuant to this document for resale in Australia within 12 months of those ADSs being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

        Canada.    The ADSs may be offered, sold or distributed in all of the provinces of Canada or to residents thereof (except for the provinces of Newfoundland and Labrador or the residents thereof). Such offers or sales will be made pursuant to an exemption from the requirement to file a prospectus with the regulatory authorities in such provinces and will be made only through a dealer duly registered under the applicable securities laws of such provinces or in accordance with an exemption from the applicable registered dealer requirements.

        Cayman Islands.    This prospectus supplement does not constitute an invitation or offer to the public in the Cayman Islands of the ADSs, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any ADSs in the Cayman Islands.

        Dubai International Finance Centre.    This document relates to an Exempt Offer, as defined in the Offered Securities Rules module of the DFSA Rulebook, or the OSR, in accordance with the Offered

Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons, as defined in the OSR, of a type specified in those rules. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The ADSs to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ADSs offered should conduct their own due diligence on the ADSs. If you do not understand the contents of this document you should consult an authorized financial adviser.

        European Economic Area.    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any shares which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State unless the prospectus supplement has been approved by the competent authority in such Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

          (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

          (c)   by the underwriters to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than "qualified investors" as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

          (d)   in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus supplement.

        For the purposes of this provision, and your representation below, the expression an "offer to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus supplement will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

  (a)
  it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

  (b)
  in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

        Hong Kong.    The ADSs may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ADSs may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

        Israel.    In the State of Israel, the ADSs offered hereby may not be offered to any person or entity other than the following:

          (a)   a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

          (b)   a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;

          (c)   an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

          (d)   a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

          (e)   a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

          (f)    a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

          (g)   an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;

          (h)   a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);

          (i)    an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and

          (j)    an entity, other than an entity formed for the purpose of purchasing the ADSs in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 250 million.

        Any offeree of the ADSs offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus supplement will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

        Japan.    The ADSs have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and ADSs will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        Korea.    The ADSs may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The ADSs have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the ADSs may not be resold to Korean residents unless the purchaser of the ADSs complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the ADSs.

        Kuwait.    Our ADSs have not been authorized or licensed for offering, marketing or sale in the State of Kuwait, or Kuwait. The distribution of this prospectus supplement and the offering, marketing and sale of the ADSs in Kuwait is restricted by law unless a license is obtained from the Kuwaiti Ministry of Commerce and Industry in accordance with Law No. 31 of 1990, and the various Ministerial

Regulations issued pursuant thereto. Persons into whose possession this prospectus supplement comes are required by us and the underwriters to inform themselves about and to observe such restrictions. Investors in Kuwait who approach us or any of the underwriters to obtain copies of this prospectus supplement are required by us and the underwriters to keep such prospectus supplement confidential and not to make copies thereof nor distribute the same to any other person in Kuwait and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the ADSs.

        People's Republic of China.    This prospectus supplement has not been and will not be circulated or distributed in the PRC, and ADSs may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

        Qatar.    In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person's request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus supplement and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus supplement shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus supplement by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

        Saudi Arabia.    No action has been or will be taken in the Kingdom of Saudi Arabia that would permit a public offering or private placement of the ADSs in the Kingdom of Saudi Arabia, or possession or distribution of any offering materials in relation thereto. Our ADSs may only be offered and sold in the Kingdom of Saudi Arabia through persons authorized to do so in accordance of Part 5 (Exempt Offers) of the Offers of Securities Regulations dated 20/8/1425 AH corresponding to 4/10/2004 (as amended), or the Regulations, and in accordance with Part 5 (Exempt Offers) Article 16(a)(3) of the Regulations, the ADSs will be offered to no more than 60 offerees in the Kingdom of Saudi Arabia with each such offeree paying an amount not less than Saudi Riyals one million or an equivalent amount in another currency. Investors are informed that Article 19 of the Regulations places restrictions on secondary market activity with respect to our ADSs. Any resale or other transfer, or attempted resale or other transfer, made other than in compliance with the above-stated restrictions shall not be recognized by us. Prospective purchasers of our ADSs should conduct their own due diligence on the accuracy of the information relation to the ADSs. Investors should consult an authorized financial adviser if they do not understand the contents of this prospectus supplement.

        Singapore.    This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our ADSs may not be circulated or distributed, nor may our ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where our ADSs are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

        Switzerland.    This document, as well as any other offering or marketing material relating to the ADSs which are the subject of the offering contemplated by this prospectus supplement, neither constitutes a prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations nor a simplified prospectus as such term is understood pursuant to article 5 of the Swiss Federal Act on Collective Investment Schemes. Neither the ADSs nor the shares underlying the ADSs will be listed on the SIX Swiss Exchange and, therefore, the documents relating to the ADSs, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

        The ADSs are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the ADSs with the intention to distribute them to the public. The investors will be individually approached from time to time. This document, as well as any other offering or marketing material relating to the ADSs, is confidential and it is exclusively for the use of the individually addressed investors in connection with the offer of the ADSs in Switzerland and it does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in or from Switzerland.

        United Arab Emirates.    This prospectus supplement is not intended to constitute an offer, sale or delivery of shares or other securities under the laws of the United Arab Emirates, or the UAE. The ADSs have not been and will not be registered under Federal Law No. 4 of 2000 Concerning the Emirates Securities and Commodities Authority and the Emirates Security and Commodity Exchange, or with the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or with any other UAE exchange.

        The offering, the ADSs and interests therein have not been approved or licensed by the UAE Central Bank or any other relevant licensing authorities in the UAE, and do not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended) or otherwise.

        In relation to its use in the UAE, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the ADSs may not be offered or sold directly or indirectly to the public in the UAE.

        United Kingdom.    This prospectus supplement is only being distributed to and is only directed at: (1) persons who are outside the United Kingdom; (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order"); or (3) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as "relevant persons"). The ADSs are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the ADSs will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

LEGAL MATTERS

        Certain legal matters as to the United States federal and New York law in connection with this offering will be passed upon for us by Shearman & Sterling LLP. Certain legal matters as to the United States federal and New York law in connection with this offering will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP. The validity of the Class B ordinary shares represented by the ADSs offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder, Grand Cayman, the Cayman Islands. Legal matters as to PRC law will be passed upon for us by TransAsia Lawyers, Beijing, The People's Republic of China, and for the underwriters by Haiwen & Partners, Beijing, The People's Republic of China. Shearman & Sterling LLP may rely upon Maples and Calder with respect to matters governed by Cayman Islands law and TransAsia Lawyers with respect to matters governed by PRC law. Simpson Thacher & Bartlett LLP may rely upon Haiwen & Partners with respect to matters governed by PRC law.

EXPERTS

        The consolidated financial statements of Qunar Cayman Islands Limited appearing in Qunar Cayman Islands Limited's Annual Report (Form 20-F) for the year ended December 31, 2014 and the effectiveness of Qunar Cayman Islands Limited's internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The offices of Ernst & Young Hua Ming LLP are located at Level 16, Ernst & Young Tower, Oriental Plaza, No. 1 East Chang An Ave, Dong Cheng District, Beijing, China, 100738.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC is available through the SEC's Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC's website at www.sec.gov. Information filed with the SEC may also be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee from the SEC. Please visit the SEC's website at www.sec.gov for further information on the SEC's public reference room.

        Our web site address is http://www.qunar.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement.

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the ADRs and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus supplement or the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's website.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements and all notices of shareholders' meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, upon our request, will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement or the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement or the accompanying prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement or the accompanying prospectus and information incorporated by reference in this prospectus supplement or the accompanying prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  Our annual report on Form 20-F for the fiscal year ended December 31, 2014 filed with the SEC on April 29, 2015; and

  •
  All our future annual reports on Form 20-F and any report on Form 6-K that we indicate is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until all of the securities offered by this prospectus are sold.

        Copies of all documents incorporated by reference, other than exhibits to those documents unless such exhibits are specially incorporated by reference, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement and the accompanying prospectus on the written or oral request of that person made to:

Qunar Cayman Islands Limited
17th Floor, Viva Plaza, Building 18, Yard 29,
Suzhou Street, Haidian District
Beijing 100080
The People's Republic of China
+86 10 5760 3000

PROSPECTUS

Qunar Cayman Islands Limited

American Depositary Shares
(Each Representing Three Class B Ordinary Shares)

        We may, from time to time, offer and sell our Class B ordinary shares in the form of American depositary shares, or ADSs. Each ADS represents three Class B ordinary shares, US$0.001 per share, of us, on terms to be determined at the time of offering.

        This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.

        We may offer and sell these securities directly to you or through one or more underwriters, dealers or agents, or through a combination of these methods. If any underwriter, dealer or agent is involved in the sale of any securities offered by this prospectus, we will name them and describe their compensation in the applicable prospectus supplement.

        Our ADSs are listed on the NASDAQ Global Market under the symbol "QUNR."

        Investing in our securities involves risks. See "Risk Factors" on page 10 before you make your investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Prospectus dated June 1, 2015.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a shelf registration process. Under this process, we may, from time to time, offer and sell ordinary shares or ADSs in one or more offerings.

        This prospectus only provides you with a general description of the securities that we may offer. Each time securities are offered under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus and the applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading "Where You Can Find More Information About Us."

        Unless otherwise stated, the information contained in this prospectus is accurate as of the date on the front cover and the information incorporated by reference into this prospectus is accurate as of the date of the relevant document incorporated by reference. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any other date.

        We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, the applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        This prospectus is not an offer to sell nor is it seeking an offer to buy any securities in any jurisdiction where the offer or sale is not permitted.

        When used in this prospectus, the following terms:

  •
  "ADRs" refers to American depositary receipts evidencing our ADSs;

  •
  "ADSs" refers to our American depositary shares, each representing three Class B ordinary shares, par value US$0.001 per share, of our company;

  •
  "Baidu" refers to Baidu, Inc. and its subsidiaries;

  •
  "Baidu Zhixin Cooperation" refers to the cooperating arrangements between Baidu and us relating to the Zhixin Platform pursuant to the Zhixin Cooperation Agreement;

  •
  "China" or the "PRC" refers to the People's Republic of China, excluding, for the purpose of this prospectus only, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan;

  •
  "Exchange Act" refers to the Securities Exchange Act of 1934, as amended;

  •
  "Flight TSPs" refers to flight travel service providers, including flight ticket wholesalers and distributors;

  •
  "mobile users" refers to users who accessed our mobile platform, including our mobile application and mobile website, in the preceding 12-month period as of any given date, each being identified by a unique serial number of the user's mobile device;

  •
  "ordinary shares" refers to our ordinary shares, par value US$0.001 per share;

  •
  "OTAs" refers to online travel agencies;

  •
  "qualified click" refers to a user click which occurs when the user is directed to a customer's website or our SaaS system by clicking on a search result on our website, regardless of whether the user proceeds to make a purchase from the customer, excluding repeating clicks resulting from suspected frauds or mistakes;

  •
  "RMB" or "Renminbi" refers to the legal currency of China;

  •
  "SaaS" refers to our proprietary software-as-a-service, a system on which we host the web outlets for certain travel service providers;

  •
  "US$," "U.S. dollars," or "dollars" refers to the legal currency of the United States;

  •
  "we," "us," "our company," "our," or "Qunar" refers to Qunar Cayman Islands Limited, a Cayman Islands company, and unless the context requires otherwise, includes its predecessor entities and consolidated subsidiaries and variable interest entities;

  •
  "web users" refers to users who accessed our website in the preceding 12-month period as of any given date, each being identified by a unique cookie installed on the user's computer;

  •
  "Zhixin Cooperation Agreement" refers to the cooperation agreement we entered into with Baidu on October 1, 2013; and

  •
  "Zhixin Platform" refers to the Zhixin platform maintained on the Baidu website, or any successor, derivation or replacement thereof.

        For your convenience, this prospectus contains translations of RMB to U.S. dollars were made at a rate of RMB6.2046 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 31, 2014, unless otherwise stated. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC is available through the SEC's Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC's website at www.sec.gov. Information filed with the SEC may also be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee from the SEC. Please visit the SEC's website at www.sec.gov for further information on the SEC's public reference room.

        Our web site address is http://www.qunar.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

        This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the ADRs and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's website.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and our annual audited consolidated financial statements, and all notices of shareholders' meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, upon our request, will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  Our annual report on Form 20-F for the fiscal year ended December 31, 2014 filed with the SEC on April 29, 2015; and

  •
  All our future annual reports on Form 20-F and any report on Form 6-K that we indicate is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until all of the securities offered by this prospectus are sold.

        Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Qunar Cayman Islands Limited
17th Floor, Viva Plaza, Building 18, Yard 29,
Suzhou Street, Haidian District
Beijing 100080
The People's Republic of China
+86 10 5760 3000

        You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "anticipate," "estimate," "plan," "believe," "is/are likely to" or other similar expressions. The forward-looking statements included in this prospectus and the documents incorporated by reference relate to, among others:

  •
  our goals and strategies;

  •
  our future business development, financial condition and results of operations;

  •
  the expected growth of the online travel markets in China;

  •
  our expectations regarding demand for and market acceptance of our products and services;

  •
  our expectations regarding our relationships with our users and customers;

  •
  our plans to invest in our technology platform;

  •
  competition in our industry;

  •
  fluctuations in general economic and business conditions in China;

  •
  relevant government policies and regulations relating to our industry; and

  •
  other factors set forth under the heading "Item 3. Key Information—D. Risk Factors" in our most recently filed annual report on Form 20-F, which is incorporated into this prospectus by reference, and, if applicable, under the heading "Risk Factors" in the applicable prospectus supplement.

        The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

OUR COMPANY

Overview

        We are evolving the way people travel in a world increasingly enabled by technology. Qunar means "where to go" in Mandarin Chinese. As the leading mobile and online commerce platform for travel in China, we are committed to building a travel ecosystem serving the entire travel industry value chain.

        The travel industry in China is undergoing rapid growth as the volume of leisure travel increases and demand for travel products grows dramatically. At the same time, the penetration of online travel remains relatively low in China and the industry remains fragmented, which made the distribution of travel products and services inefficient. Consumers want effective means to find the most relevant and best valued travel products among the growing range of potential choices. In addition, they also increasingly seek secure and convenient means to complete travel transactions and receive services online, particularly on mobile devices. On the other hand, many travel service providers lack the resources to efficiently market to travelers and to sell their products online.

        We address these specific needs of Chinese travelers and travel service providers by efficiently matching industry supply and demand through our proprietary technologies. Our unique value propositions to our users and our customers enable us to create a strong network effect whereby an increasing number of users attract more and better commercial arrangements with travel service providers which, in turn, attracts even more users to our platform. We offer a range of travel products including flights, hotels, vacations packages, attraction tickets and other travel related offerings. The breadth of product selection on our platform provides a one-stop solution for users to purchase travel products across different verticals.

        Our robust mobile platform enables us to offer an uniquely positive user experience in the travel industry. We have been at the forefront of the mobile shift in the industry and we have observed that mobile users stay active with us for a long period of time. The longer they stay with us, the more frequently they complete transactions on our platform. The behaviors of our mobile users, especially in the mobile era where users prefer to have all transactions completed through one single mobile application, has enabled us to cross-sell many different categories of our travel products. This engaged and loyal mobile user base, combined with our ability to continuously expand our product offerings has enabled us to attract even more active users, increase user engagement and further enhance a virtuous network effect. In 2014, mobile contributed 40.3% of our total revenue, 40.5% of our flights tickets sold and 56.4% of our hotel room nights stayed. These percentage metrics have also been consistently increasing quarter over quarter in 2014.

        We are a technology-driven company. We have leveraged our technology capabilities to create a number of innovative applications including:

  •
  Mobile.  We have developed Qunar Travel, our powerful proprietary mobile application to make travel convenient and accessible for China's fast growing mobile population. Qunar Travel enables our users to search for and purchase travel products with ease, and enables us to deliver timely user and customer services and build a vibrant online travel community.

  •
  SaaS.  Launched in 2010, our SaaS system provides an online presence for over 240,000 travel service providers. Our SaaS system provides us direct access to large volumes of travel product data and enables transaction processing within our platform. The early implementation of our SaaS system has allowed us to transition into the mobile age smoothly by providing the data infrastructure to complete transactions entirely within our own platform and avoiding the technical difficulties of redirecting our users out of our mobile applications to third-party applications or mobile websites.

  •
  Search.  Our search engine provides real-time, comprehensive and accurate travel products information directly sourced from travel service providers and through our SaaS platform.

        Our proprietary technologies enable us to provide more efficient services and accelerate our network effect. Building upon our technology strength, we strive to provide a comprehensive transaction platform for every Chinese traveler and travel service provider. Going forward, technology will continue to support the scalable growth of our business through automation while maintaining controlled personnel growth.

        For our customers, we provide the infrastructure for them to offer travel products and services to Chinese travelers either directly on our platform or through our search results. Our customers include Flight TSPs, airlines, independent hotels, OTAs, insurance service providers and others. With our fully integrated SaaS system, we improve not only our own but also the entire China travel industry's operating efficiency. The access to travel product data on our SaaS system enhances the quality of our search results and attracts more users to our platform, thereby benefiting our customers.

        For our users, we offer them an open platform for flight tickets and other travel products, which is highly integrated with third-party travel service providers along the distribution chain. In 2014, we were the largest retail flight distribution platform in China with the fastest growth rate among leading players. We also operate a direct hotel network, which is the largest in China as of December 31, 2014, focused on all segments of the hotel industry. Our direct hotel network was built in less than one year and covered over 237,000 hotels at the end of 2014. We also offer a large selection of over 500,000 vacation packages from more than 3,700 suppliers at the end of 2014. By integrating this vast array of travel products into our platform we are able to offer the most comprehensive selection of relevant travel products and the most convenient means to complete desired transactions to enhance user experience. Our ability to offer a wide array of products for each of our business lines and within each product category has helped us build a large and active user base and in turn successfully created a vibrant online travel community.

        For the fiscal year ended December 31, 2014, our total revenue grew 106.5% year over year and our gross merchandise value (excluding those generated by our investee companies), or GMV, was RMB83 billion, ranking us among the top five consumer platforms in any category in China in terms of transaction value. Our revenues were RMB501.7 million, RMB850.9 million and RMB1,756.8 million (US$283.1 million) in 2012, 2013 and 2014, respectively. We recorded net losses of RMB91.1 million, RMB187.3 million and RMB1,846.9 million (US$297.7 million) in 2012, 2013 and 2014, respectively. Excluding certain items such as contract termination loss provision resulted from a one-off event, and non-cash charges, including share-based compensation expenses, non-cash expenses relating to free user traffic contributed by Baidu and online marketing expenses incurred in connection with the Baidu Zhixin Cooperation whose impact we do not consider indicative of the performance of our business, our adjusted net losses were RMB57.3 million, RMB117.7 million and RMB812.8 million (US$131.0 million) and adjusted operating losses were RMB41.8 million, RMB83.9 million and RMB810.7 million (US$130.7 million) in 2012, 2013 and 2014, respectively.

Corporate Information

        Qunar Cayman Islands Limited, or Qunar Cayman, was incorporated in the Cayman Islands in July 2006.

        In October 2006, Qunar Cayman established Beijing Qunar Software Technology Co., Ltd., as Qunar Cayman's wholly foreign owned enterprise, or the WFOE, in the PRC. In August 2010, Qunar Cayman set up Queen's Road Travel Information Limited, or Qunar HK, as its wholly-owned subsidiary in Hong Kong. Through a share transfer agreement between Qunar Cayman and Qunar HK in March 2011, the WFOE became a wholly-owned subsidiary of Qunar HK and an indirect wholly-owned subsidiary of Qunar Cayman.

        To comply with PRC laws, regulations and rules, we operate our Qunar.com website through Qunar.com Beijing Information Technology Company Limited, a variable interest entity, or the Principal VIE. In October 2006, through the WFOE, we entered into certain contractual arrangements with the Principal VIE and its shareholders through which we obtained effective control over the operations of the Principal VIE.

        In July 2011, we entered into an agreement with Baidu Holdings Limited, a wholly-owned subsidiary and the investment vehicle of Baidu, Inc., a Cayman Islands company listed on the NASDAQ Global Select Market. Pursuant to the agreement, Baidu paid US$306 million to acquire 181,402,116 of our ordinary shares and became our majority shareholder.

        In November 2013, we completed an initial public offering of 12,777,650 ADSs (including the ADSs sold in connection with the over allotment offering), representing 38,332,950 Class B ordinary shares.

        Our ADSs have been listed on The NASDAQ Global Market under the symbol "QUNR" since November 1, 2013.

        Our principal executive offices are located at 17th Floor, Viva Plaza, Building 18, Yard 29, Suzhou Street, Haidian District, Beijing, People's Republic of China. Our telephone number at this address is +86 10 5760 3000. Our registered office in the Cayman Islands is located at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands. Our agent for service of process in the United States is Law Debenture Corporate Services Inc., 400 Madison Avenue, Suite 4D, New York, NY 10017.

 RISK FACTORS

        Investing in our securities involves risk. See the risk factors set forth under the heading "Item 3. Key Information—D. Risk Factors" in our most recently filed annual report on Form 20-F, which is incorporated into this prospectus by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, the risk factors set forth under the heading "Risk Factors" in the applicable prospectus supplement.

        Before making an investment decision, you should carefully consider these risks, as well as other information we include in or incorporate by reference into this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

 CAPITALIZATION

        Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DESCRIPTION OF SHARE CAPITAL

        We were incorporated as an exempted company with limited liability under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands, or the Companies Law, on July 31, 2006, and our affairs are governed by our amended and restated memorandum and articles of association and the Companies Law.

        As of the date of this prospectus, our authorized share capital consists of US$800,000 divided into 800,000,000 ordinary shares, consisting of 303,344,804 Class A ordinary shares and 496,655,196 Class B ordinary shares, par value US$0.001 per share. As of the date of this prospectus, there are 224,299,179 Class A ordinary shares and 136,164,846 Class B ordinary shares issued and outstanding.

        Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

        The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. A Cayman Islands exempted company:

  •
  is a company that conducts its business outside the Cayman Islands;

  •
  is exempted from certain requirements of the Companies Law, including the filing of an annual return of its shareholders with the Registrar of Companies;

  •
  does not have to hold an annual general meeting;

  •
  may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

  •
  does not have to make its register of shareholders open to inspection; and

  •
  may obtain an undertaking against the imposition of any future taxation (such undertakings usually being given for 20 years in the first instance).

        Our current amended and restated memorandum and articles of association became effective immediately upon the completion of our initial public offering in November 2013. The following summarizes the material terms of our amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares. This summary is not complete, and you should read the form of our amended and restated memorandum and articles of association, which was filed as an exhibit to our registration statement on Form F-1 (File No. 333-191459) filed with the SEC on October 29, 2013.

        The following discussion primarily concerns ordinary shares and the rights of holders of ordinary shares. The holders of ADSs will not be treated as our shareholders and will be required to surrender their ADSs for cancellation and withdrawal from the depositary facility in which the Class B ordinary shares are held in accordance with the provisions of the deposit agreement in order to exercise directly shareholders' rights in respect of the Class B ordinary shares. The depositary will, so far as it is practical, vote or cause to be voted the amount of Class B ordinary shares represented by ADSs in accordance with the non-discretionary written instructions of the holders of such ADSs. See "Description of American Depositary Shares—Voting Rights".

Meetings

        As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders' annual general meetings. Our amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. We, however, will hold an annual shareholders' meeting during each fiscal year, as required by the Nasdaq Stock Market Rules.

        An annual general meeting and any extraordinary general meeting shall be called by not less than five clear days' notice in writing. Notice of every general meeting will be given to all of our shareholders other than those that, under the provisions of our amended and restated articles of association or the terms of issue of the ordinary shares they hold, are not entitled to receive such notices from us or to attend and vote at such general meeting, and also for informational purposes only to our principal external auditors. General meetings may be called only by (i) the chairman of our board of directors, (ii) a majority of our board of directors or (iii) a requisition of shareholders holding at the date of requisition not less than 10% in par value of the issued shares which as at that date carry the right to vote at general meetings of the Company, and may not be called by any other person.

        Notwithstanding that a general meeting is called by shorter notice than that mentioned above, it will be deemed to have been duly convened, if it is so agreed (i) in the case of a meeting called as an annual general meeting by all of our shareholders entitled to attend and vote at the meeting; and (ii) in the case of any other general meeting, by our shareholders having a right to attend and vote at the meeting, together holding not less than 75% in par value of the shares giving that right.

        One or more shareholders present in person or by proxy holding in aggregate more than one-half (50%) of the total voting power represented by issued and outstanding voting shares which carry the right to vote at general meetings of the Company will constitute a quorum. No business other than the appointment of a chairman may be transacted at any general meeting unless a quorum is present. However, the absence of a quorum will not preclude the appointment of a chairman. If present, the chairman of our board of directors shall be the chairman presiding at any shareholders general meetings.

        A corporation being a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present in person if represented by its duly authorized representative being the person appointed by resolution of the directors or other governing body of such corporation to act as its representative at the relevant general meeting or at any relevant general meeting of any class of our shareholders. Such duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation that he represents as that corporation could exercise if it were an individual shareholder of our company.

        The quorum for a separate general meeting of the holders of a separate class of shares is described in "—Modification of Rights" below.

        Our amended and restated memorandum and articles of association do not allow our shareholders to approve matters to be determined at shareholders general meetings by way of written resolutions without a meeting.

Voting Rights Attaching to the Shares

        Subject to any special rights or restrictions as to voting for the time being attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one vote on a show of hands, and on a poll shall have three votes for each Class A ordinary share of which such shareholder is the holder, and one vote for each Class B ordinary share of which such shareholder is the holder.

        No shareholder shall be entitled to vote or be reckoned in a quorum, in respect of any share, unless such shareholder is duly registered as our shareholder at the applicable record date for that meeting and all calls or other monies then payable by such shareholder to us in respect of our shares have been paid.

        If a depositary or clearing house (or its nominee(s)), being a corporation, is our shareholder, it may authorize such person or persons as it thinks fit to act as its representative(s) at any meeting or at any meeting of any class of shareholders provided that, if more than one person is so authorized, the authorization shall specify the number and class of shares in respect of which each such person is so authorized. A person authorized pursuant to this provision is entitled to exercise the same powers on behalf of the depositary or clearing house (or its nominee(s)) which he represents as that depositary or clearing house (or its nominee) could exercise as if such person were an individual shareholder of our company holding the number and class of shares specified in such authorization, including, where a show of hands is allowed, the right to vote individually on a show of hands.

        Our amended and restated memorandum and articles of association provide that our directors may be elected by cumulative voting of our shareholders at any general meeting at which the election of our directors will be voted upon, whereby our board may nominate and propose more nominees for election as directors than the number of seats available to be filled. Any one or more of our shareholders holding at least 10% of our issued and outstanding shares may also propose nominees for election. At the general meeting of shareholders at which the election of directors is voted upon, each shareholder will have a number of cumulative votes (which is calculated by reference to (i) the number of votes carried by such shareholder's shares, as a percentage of the total aggregate votes carried by all shares represented and voted at the meeting, multiplied by (ii) the number of available seats to be filled), and may cast such cumulative votes in favor of any one or more of the proposed nominees. The nominees who receive the most number of cumulative votes, up to the number of nominees required to fill the number of available seats, will be duly and validly elected as directors.

Protection of Minority Shareholders

        The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one fifth of our shares in issue, appoint an inspector to examine our affairs and to report thereon in a manner as the Grand Court shall direct.

        Any shareholder may petition the Grand Court of the Cayman Islands, which court may make a winding up order, if the court is of the opinion that it is just and equitable that we should be wound up. Where any such petition has been presented by our shareholders, the Grand Court is permitted to make alternative orders to a winding-up order including orders regulating the conduct of our affairs in the future, requiring us to refrain from doing an act complained of by the petitioner or for the purchase of our shares by us or another shareholder.

        Claims against us by our shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by our amended and restated memorandum and articles of association.

        In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts ordinarily would be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a representative action against, or derivative actions in the name of, our company to challenge (i) an act which is ultra vires or illegal, (ii) an act which constitutes a fraud against the minority and the wrongdoers are themselves in control of us, and (iii) an irregularity in the passing of a resolution which requires a qualified (or special) majority.

Pre-Emption Rights

        There are no pre-emption rights applicable to the issue of new shares under either Cayman Islands law or our amended and restated memorandum and articles of association.

Liquidation Rights

        Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares (i) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of our company's issued share capital at the commencement of the winding up, the surplus shall be distributed among those shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares held by them in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise, respectively and (ii) if we are wound up and the assets available for distribution among our shareholders are insufficient to repay the whole of our company's issued share capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the par value of the shares held by them, respectively.

        If we are wound up, the liquidator may with the sanction of a special resolution of our shareholders and any other sanction required by the Companies Law, divide among our shareholders in kind the whole or any part of our assets (whether or not they shall consist of property of the same kind) and may, for that purpose, value any assets and determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may also, with the like sanction, vest the whole or any part of these assets in trustees upon such trusts for the benefit of our shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets upon which there is a liability.

Modification of Rights

        Except with respect to share capital (as described in "Alteration of Capital" below) and the location of the registered office, alterations to our amended and restated memorandum and articles of association may only be made by special resolution, meaning a majority of not less than two-thirds of votes cast at a shareholders general meeting.

        If at any time our share capital is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided for by the terms of issue of the shares of that class) may, whether or not our company is being wound up, be varied with the consent in writing of the holders of not less than two thirds of the issued shares of that class, or with the sanction of a special resolution of the holders of the shares of that class, passed at a separate general meeting of the holders of the shares of that class. The provisions of our amended and restated memorandum and articles of association relating to general meetings shall apply similarly to every such separate general meeting, except that the necessary quorum for the purposes of any such separate general meeting or at its adjourned meeting shall be one or more person(s) holding (or represented by proxy) in aggregate at least one-third of the issued shares of that class and that any holder of shares of that class present in person or by proxy may demand a poll.

        The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Alteration of Capital

        Our company may from time to time by ordinary resolution of our shareholders:

  •
  increase our capital by such sum as the ordinary resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as we in general meeting may determine;

  •
  consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

  •
  convert all or any of our paid-up shares into stock, and reconvert that stock into paid-up shares of any denomination;

  •
  by subdivision of our existing shares or any of them divide the whole or any part of our share capital into shares of smaller amount than is fixed by our amended and restated memorandum of association or into shares without par value; or

  •
  cancel any shares which at the date of the passing of the ordinary resolution have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled.

        Our company may, by special resolution of our shareholders, subject to any confirmation or consent required by the Companies Law, reduce our share capital or any capital redemption reserve in any manner authorized by law.

Register of Members

        Under Cayman Islands law, we must keep a register of members and there shall be entered therein:

  (a)
  the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

  (b)
  the date on which the name of any person was entered on the register as a member; and

  (c)
  the date on which any person ceased to be a member.

        Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members.

        If the name of any person is, without sufficient cause, entered in or omitted from the register of members, or if default is made or unnecessary delay takes place in entering on the register the fact of any person having ceased to be a member, the person or member aggrieved or any member or the company itself may apply to the court for an order that the register be rectified.

Transfer of Shares

        Subject to any applicable restrictions set forth in our amended and restated memorandum and articles of association, including, for example, the board of directors' discretion to refuse to register a transfer of any share (not being a fully paid up share and upon which the company does not have a lien), or any share issued under the share incentive plans for employees upon which a restriction on transfer imposed thereby still subsists, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or in another form that our directors may approve.

        Our directors may decline to register any transfer of any share which is not paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless:

  •
  the instrument of transfer is lodged with us accompanied by the certificate for the shares to which it relates and such other evidence as our directors may reasonably require to show the right of the transferor to make the transfer;

  •
  the instrument of transfer is in respect of only one class of share;

  •
  the instrument of transfer is properly stamped (in circumstances where stamping is required);

  •
  in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

  •
  fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

        If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

        The registration of transfers may, on not less than 14 days' notice being given by advertisement in an appointed newspaper or any other newspapers or by any other means in accordance with the requirements of Nasdaq, be suspended and the register closed at such times and for such periods as our directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any year.

Share Redemption, Repurchase and Surrender

        We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of such shares, on such terms and in such manner as may be determined before the issue of such shares by our board of directors or by special resolution of our shareholders.

        We are empowered by the Companies Law and our amended and restated memorandum and articles of association to purchase our own shares, on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders, or are otherwise authorized by our amended and restated memorandum and articles of association. Our directors may only exercise this power on our behalf, subject to the Companies Law, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by Nasdaq, the U.S. Securities and Exchange Commission, or the SEC, or by any other recognized stock exchange on which our securities are listed.

        Under the Companies Law and our amended and restated memorandum and articles of association, the redemption or repurchase of any share may be paid out of our company's profits, share premium account or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company will be able, immediately following such payment, to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law, no share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if our company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

        Any share redeemed, repurchased or surrendered may be either cancelled or held by our company as a treasury share until such time as it is cancelled or transferred.

Dividends

        Our directors may declare dividends in any currency to be paid to our shareholders, subject to the laws of the Cayman Islands. In addition, our shareholders may by ordinary resolution declare dividends, but no dividend may exceed the amount recommended by our directors. Dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our directors determine is no longer needed. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account that can be authorized for this purpose in accordance with the Companies Law. However, in no circumstances may we pay a dividend if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

        Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provides (i) all dividends shall be declared and paid according to the amounts paid or credited as fully paid on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for this purpose as paid on that share and (ii) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

        Our directors may deduct from any dividend or other distribution payable to any shareholder all sums of money (if any) presently payable by such shareholder to us on account of calls or otherwise.

        No dividend or other money payable by us on or in respect of any share shall bear interest against us.

        Any dividend, other distribution, interest or other monies payable in cash to the holder of shares may be paid by wire transfer to the holder or by check or warrant sent by mail to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, other distributions, bonuses, or other monies payable in respect of the share held by them as joint holders.

        Any dividend or other distribution which cannot be paid to a shareholder and/or which remains unclaimed for one year after having been declared may, in the discretion of the Directors, be paid into a separate account in our company's name, provided that we shall not be constituted as a trustee in respect of that account and the dividend or other distribution shall remain as a debt due to the shareholder. Any dividend or other distribution which remains unclaimed after a period of six years from the date of declaration of such dividend or other distribution shall be forfeited and reverted to us.

        Our directors may resolve that any dividend or other distribution be paid wholly or partly by the distribution of specific assets of any kind, and in particular by the distribution of shares, debentures or warrants of any other company. Where any difficulty arises with regard to such distribution, our directors may settle it as they think expedient. In particular, our directors may issue fractional shares, may fix the value for distribution of such specific assets, may determine that cash payments shall be made to any of our shareholders upon the basis of the value so fixed in order to adjust the rights of all shareholders, and may vest any such specific assets in trustees as may seem expedient to our directors.

Untraceable Shareholders

        We are entitled to sell any shares of a shareholder who is untraceable, provided that:

  •
  all checks or warrants, not being less than three in number, for any sums payable in cash to such shareholder have remained un-cashed for a period of 12 years;

  •
  we have not during that time, or before the expiry of the three month period referred to below, received any indication of the whereabouts or existence of the shareholder or person entitled to such shares by death, bankruptcy or operation of law; and

  •
  upon expiry of the 12-year period referred to above, we have caused an advertisement to be published in newspapers or by electronic communication in the manner in which notices may be served by our company by electronic means as stipulated by our amended and restated articles of association, giving notice of our intention to sell such shares, and a period of three months has elapsed since such advertisement and Nasdaq has been notified of such intention.

        The net proceeds of any such sale shall belong to us, and when we receive these net proceeds we shall become indebted to the former shareholder for an amount equal to such net proceeds.

Differences in Corporate Law

        The Companies Law is modeled after similar laws in the United Kingdom but does not follow recent changes in United Kingdom laws. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States.

        Mergers and Similar Arrangements.    The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) "merger" means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a "consolidation" means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company, and (ii) such other authorization, if any, as may be specified in such constituent company's articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. The consent of each holder of a fixed or floating security interest of a constituent company in a proposed merger or consolidation must also be obtained. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

        For a director who has a financial or other interest in the plan of merger or consolidation, he should declare the nature of his interest at the board meeting where the plan was considered. The interested director may not vote on the resolution of the board to approve the plan of merger or consolidation. However, such a director who is also a shareholder may vote, in his capacity as a shareholder, on the shareholders' resolution to authorize the plan of merger, notwithstanding his interest.

        A shareholder resolution is not required if a Cayman Islands incorporated parent company is seeking to merge with one or more of its Cayman Islands incorporated subsidiary companies (i.e., companies where at least ninety per cent (90%) of the issued shares of which (of one or more classes) that are entitled to vote are owned by the parent company). In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

        The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive shares, debt obligations or other securities in the surviving or consolidated company or any other corporate entity, or money or other property, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

        After the plan of merger or consolidation has been approved by the directors, authorized by a resolution of the shareholders and the holders of fixed or floating security interest have given their consent, the plan of merger or consolidation is executed by each company and filed, together with certain ancillary documents, with the Registrar of Companies in the Cayman Islands.

        A shareholder may dissent from a merger or consolidation. A shareholder properly exercising his dissent rights is entitled to payment in cash of the fair value of his shares. Such dissent rights are unavailable in respect of shares subject to a plan of merger or consolidation for which (i) an open market exists on a recognized stock exchange or recognized interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent and (ii) in certain other situations.

        A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation. If the merger or consolidation is approved by the shareholders, the company must within 20 days give notice of this fact to each shareholder who gave written objection. Such shareholders then have 20 days to give to the company their written election in the form specified by the Companies Law to dissent from the merger or consolidation.

        Upon giving notice of his election to dissent, a shareholder ceases to have any rights of a shareholder except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding the dissent.

        Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price that the company determines to be their fair value. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then within 20 days thereafter, the company shall or any dissenting shareholder may file a petition with the Grand Court for a determination of the fair value of the shares of all dissenting shareholders. At the petition hearing, the Grand Court shall determine the fair value of the shares of such dissenting shareholders as it finds are involved, together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value.

        In addition to the provisions of the Companies Law relating to mergers and consolidations, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

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  the statutory provisions as to majority vote have been met;

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  the shareholders have been fairly represented at the meeting in question;

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  the arrangement is such that a businessman would reasonably approve; and

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  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

        When a take-over offer is made and accepted by holders of 90.0% of the shares affected within four months, the offerer may, within a two month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

        If the arrangement and reconstruction is thus approved, or if the take-over offer is thus accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

        Shareholders' Suits.    In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts ordinarily would be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a representative action against, or derivative actions in the name of, our company to challenge (i) an act which is ultra vires or illegal, (ii) an act which constitutes a fraud against the minority and the wrongdoers are themselves in control of us, and (iii) an irregularity in the passing of a resolution which requires a qualified (or special) majority.

        Corporate Governance.    Cayman Islands laws do not restrict transactions with directors, requiring only that directors exercise a duty of care and owe a fiduciary duty to the companies for which they serve. Under our amended and restated memorandum and articles of association, subject to any separate requirement for audit committee approval under the applicable Nasdaq Stock Market Rules, a director is required to disclose the nature of his interest in any contract or arrangement which he is interested in and may not vote in respect of any contract or proposed contract or arrangement in which such director is interested; however, such director may be counted in the quorum at such a meeting.

Board of Directors

        We are managed by our board of directors. Our amended and restated memorandum and articles of association provide that, unless otherwise determined by our shareholders in general meeting, the number of our directors shall not be less than two. There is no maximum number of directors unless otherwise determined by our shareholders in general meeting. Any director on our board may be removed by way of an ordinary resolution of our shareholders or by a board resolution passed by a majority of the directors then in office. Any vacancies or additions to the existing board of directors can be filled either by way of an ordinary resolution of our shareholders or by a board resolution passed by a majority of the directors then in office, although this may be less than a quorum where the number of remaining directors falls below the minimum number fixed by our board of directors. In addition, our amended and restated memorandum and articles of association permit our directors to be elected by cumulative voting of our shareholders at any general meeting at which the election of our directors will be voted upon, whereby our board may nominate and propose more nominees for election as directors than the number of seats available to be filled. Any one or more of our shareholders holding at least 10% of our issued and outstanding shares may also propose nominees for election. At the general meeting of shareholders at which the election of directors is voted upon, each shareholder will have a number of cumulative votes (which is calculated by reference to (i) the number of votes carried by such shareholder's shares, as a percentage of the total aggregate votes carried by all shares represented and voted at the meeting, multiplied by (ii) the number of available seats to be filled), and may cast such cumulative votes in favor of any one or more of the proposed nominees. The nominees who receive the most number of cumulative votes, up to the number of nominees required to fill the number of available seats, will be duly and validly elected as directors. Any director appointed by our board of directors to fill a casual vacancy shall hold office until our next following general meeting of shareholders after his appointment and be subject to re-election at such meeting. Any director appointed by our board of directors as an addition to the existing board shall hold office until our next following annual general meeting and shall be eligible for re-election. Our directors are not required to hold any of our shares to be qualified to serve on our board of directors. There is no requirement under Cayman Islands law or our amended and restated memorandum and articles of association that a majority of our directors be independent.

        Meetings of our board of directors may be convened at any time by any director, or by the secretary of our company on request of any director. At least one clear day's notice in writing must be given to every director and alternate director, which notice shall set forth the general nature of the business to be considered, unless notice is waived by all the directors (or their alternates) either at, before or after the meeting is held.

        A meeting of our board of directors shall be competent to make lawful and binding decisions if an absolute majority of the total number of directors holding office at the commencement of such meeting are present or represented. At any meeting of our directors, each director, be it by such director's presence or by such director's alternate, is entitled to one vote.

        Questions arising at a meeting of our board of directors are required to be decided by simple majority of votes of the members of our board of directors present or represented at the meeting. In the case of a tie vote, the chairman of the meeting shall have an additional or casting vote. Our board of directors may also pass resolutions without a meeting by unanimous written consent.

Committees of the Board of Directors

        Under our amended and restated memorandum and articles of association, our board of directors is required to establish and maintain an audit committee which shall (a) consist of directors meeting the independence and experience requirements of the Exchange Act and the Nasdaq Stock Market Rules and (b) be responsible for overseeing, among other things, our company's financial, accounting and auditing matters, pursuant to a charter of such audit committee as approved and amended from time to time by our board of directors. In addition, our amended and restated memorandum and articles of association require our board of directors to establish a compensation committee and a nominating committee to be responsible for matters pursuant to the charters of such committees as approved and amended from time to time by our board. Within six months after our company ceases to be a "controlled company" (as such term is defined under the Nasdaq Stock Market Rules), our directors are required to cause each of the compensation committee and the nominating committee (a) to be comprised of a majority of "independent" directors as that term is defined in the Nasdaq Stock Market Rules and (b) to be responsible for matters pursuant to the charters of such committee as approved and amended from time to time by our board.

        Our amended and restated memorandum and articles of association also empower our directors to establish other committees for managing the affairs of our company, and to appoint any person to be a member of such committees.

Issuance of Additional Ordinary Shares or Preferred Shares

        Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

        Our amended and restated memorandum and articles of association authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

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  the designation of the series;

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  the number of shares of the series;

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  the dividend rights, dividend rates, conversion rights, voting rights; and

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  the rights and terms of redemption and liquidation preferences.

        Our board of directors may issue series of preferred shares without action by our shareholders to the extent of available authorized but unissued preferred shares. Accordingly, the issuance of preferred shares may adversely affect the rights of the holders of the ordinary shares. In addition, the issuance of preferred shares may be used as an antitakeover device without further action on the part of the shareholders. Issuance of preferred shares may dilute the voting rights of holders of ordinary shares.

        Subject to applicable regulatory requirements, our board of directors may issue additional ordinary shares without action by our shareholders to the extent of available authorized but unissued shares. The issuance of additional ordinary shares may be used as an anti-takeover device without further action on the part of the shareholders. Such issuance may dilute the voting power of existing holders of ordinary shares.

Inspection of Books and Records

        Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See "Where You Can Find More Information About Us."

Registration Rights

        Pursuant to the Amended and Restated Investors' Rights Agreement entered into in July 2011, and further amended on March 4, 2013, we have granted certain registration rights to holders of our registrable securities. Set forth below is a description of the registration rights granted under the Investors' Rights Agreement.

        Demand Registration Rights.    At any time after six months following the completion of this offering, holders of at least 10% of our outstanding registrable securities have the right to demand that we file a registration statement covering the registration of all registrable securities which the Holders request to be registered, provided that the anticipated aggregate offering price (before deduction of underwriting discounts, commissions and expenses) is at least US$10 million. We, however, are not obligated to effect a demand registration if (1) we have effected three demand registrations, (2) during the period starting with the date 90 days prior to our good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a registration, unless such offering is the initial public offering of our securities, in which case, ending on a date 180 days after the effective date of such registration; provided that we are actively employing in good faith our best efforts to cause such registration statement to become effective; or (3) the initiating holders propose to dispose of shares of registrable securities that may be immediately registered on Form S-3 or Form F-3. We have the right to defer filing of a registration statement for a period of not more than 120 days after the receipt of the request of the initiating holders if our board of directors determines in good faith that filing of a registration will be materially detrimental to us and our shareholders, but we cannot exercise the deferral right more than once in any twelve-month period and cannot register any securities during such twelve-month period (subject to certain exceptions). Further, if the registrable securities are offered by means of an underwriting and the underwriter advises the initiating holders in writing that marketing factors require a limitation of the number of securities to be underwritten, the number of shares of registrable securities that may be included in the underwriting shall be allocated among all participating holders thereof, including the initiating holders, in proportion (as nearly as practicable) to the amount of our registrable securities owned by each participating holder; provided, however, that the number of shares of registrable securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

        Piggyback Registration Rights.    If we propose to file a registration statement for a public offering of our securities solely for cash, subject to certain exceptions, we must offer holders of our registrable securities an opportunity to include in the registration all registrable securities that each such holder has requested to be registered.

        Form F-3 Registration Rights.    Holders of at least 10% of our outstanding registrable securities have the right to request that we effect registration statements on Form F-3 at any time after our initial public offering. We, however, are not obligated to effect such registration if, among other things, (1) Form F-3 is not available for such offering by the holders of registrable securities, (2) the aggregate anticipated price of such offering is less than US$2 million, or (3) during the period ending 180 days after the effective date of a registration statement subject to Piggyback Registration Rights as stated above. We have the right to defer filing of a Form F-3 registration statement for a period of not more than 120 days after the receipt of the request of relevant holders if our board of directors determines in good faith that filing of such registration will be materially detrimental to us and our shareholders, but we cannot exercise the deferral right more than once in any twelve-month period and cannot register any other securities (subject to certain exceptions) during such 120-day period.

        Expenses of Registration.    We will bear all registration expenses, other than underwriting discounts, selling commissions and stock transfer taxes incurred in connection with any demand, piggyback or F-3 registration. We are also not required to pay for any expenses of any registration proceeding begun in response to holders' exercise of their demand registration rights if the registration request is subsequently withdrawn at the request of the holders of a majority of the registrable securities to be registered, subject to a few exceptions.

        Termination of Obligations.    We have no obligation to effect any demand, piggyback or Form F-3 registration after the earlier of (i) five years following the consummation of our initial public offering, or (ii) such time as Rule 144 under the Securities Act is available for the sale of all of such holder's shares during a three-month period without registration.

        In addition, with respect to the warrants we agreed to issue to Baidu pursuant to the Zhixin Cooperation Agreement, we agreed to cause the Class B ordinary shares issuable upon the exercise of the warrants or ADSs representing such Class B ordinary shares to be registered with the U.S. Securities and Exchange Commission upon Baidu's request for such registration.

 DESCRIPTION OF AMERICAN DEPOSITARY SHARES

        The following summary describes certain material terms of our ADSs and certain material rights of an owner of ADSs. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the deposit agreement (as defined below), which is incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

General

        Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS will represent ownership of three Class B ordinary shares, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary's corporate trust office at which the ADSs will be administered is located at 60 Wall Street, New York, NY 10005, USA. The principal executive office of the depositary is located at 60 Wall Street, New York, NY 10005, USA.

        The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

        We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs.

        The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see "Where You Can Find More Information About Us."

Holding the ADSs

  How will you hold your ADSs?

        You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

  How will you receive dividends and other distributions on the shares?

        The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your

ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.

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  Cash.  The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not possible or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held or the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.

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  Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See "Taxation." The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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  Shares.  For any ordinary shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

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  Elective Distributions in Cash or Shares.  If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

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  Rights to Purchase Additional Shares.  If we offer holders of our ordinary shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

        If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for ordinary shares (rather than ADSs). U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

        There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of ordinary shares or be able to exercise such rights.

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  Other Distributions. Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

        The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.

Deposit, Withdrawal and Cancellation

  How are ADSs issued?

        The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

        Except for ordinary shares deposited by us in connection with this offering, no shares will be accepted for deposit during a period of 180 days after the date of this prospectus. The 180 day lock up period is subject to adjustment under certain circumstances as described in the section entitled "Shares Eligible for Future Sales—Lock-up Agreements."

  How do ADS holders cancel an American Depositary Share?

        You may turn in your ADSs at the depositary's corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.

        How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

        You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

  How do you vote?

        You may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our amended and restated memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the ordinary shares.

        If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our amended and restated memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our amended and restated memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the ordinary shares or other deposited securities represented by such holder's ADSs; and (c) a brief statement as to the manner in which such instructions may be given or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received, to the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our amended and restated memorandum and articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the ordinary shares.

        We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our ordinary shares.

        The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.

        In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.

Compliance with Regulations

  Information Requests

        Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our amended and restated memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such amended and restated memorandum and articles of association, the requirements of any markets or exchanges upon which the ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our amended and restated memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.

  Disclosure of Interests

        Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of Nasdaq and any other stock exchange on which the ordinary shares are, or will be, registered, traded or listed, or our amended and restated memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.

Fees and Expenses

        As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):

Service	Fees

•

To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)

Up to US$0.05 per ADS issued
• Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled
• Distribution of cash dividends	Up to US$0.05 per ADS held
• Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held
• Distribution of ADSs pursuant to exercise of rights.	Up to US$0.05 per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held
• Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank

        As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:

  •
  Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of ordinary shares).

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  Expenses incurred for converting foreign currency into U.S. dollars.

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  Expenses for cable, telex and fax transmissions and for delivery of securities.

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  Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when ordinary shares are deposited or withdrawn from deposit).

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  Fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

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  Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to ordinary shares, deposited securities, ADSs and ADRs.

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  Any applicable fees and penalties thereon.

        The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

        The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients' ADSs in DTC accounts in turn charge their clients' accounts the amount of the fees paid to the depositary banks.

        In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

        The depositary has agreed to reimburse us for a portion of certain expenses we incur that are related to establishment and maintenance of the ADR program, including investor relations expenses. There are limits on the amount of expenses for which the depositary will reimburse us, but the amount of reimbursement available to us is not related to the amounts of fees the depositary collects from investors. Further, the depositary has agreed to reimburse us certain fees payable to the depositary by holders of ADSs. Neither the depositary nor we can determine the exact amount to be made available to us because (i) the number of ADSs that will be issued and outstanding, (ii) the level of service fees to be charged to holders of ADSs and (iii) our reimbursable expenses related to the program are not known at this time.

Payment of Taxes

        You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
Change the nominal or par value of our ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.
Distribute securities on the ordinary shares that are not distributed to you, or Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

  How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.

  How may the deposit agreement be terminated?

        The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary and in either case we have not appointed a new depositary within 90 days. In either case, the depositary must notify you at least 30 days before termination.

        After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest.

        After such sale, the depositary's only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.

Books of Depositary

        The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.

        The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

        These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.

Limitations on Obligations and Liability

  Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs

        The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:

  •
  are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

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  are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our amended and restated memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

  •
  are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our amended and restated memorandum and articles of association or provisions of or governing deposited securities;

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  are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting ordinary shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

  •
  are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

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  are not liable for any indirect, special, consequential or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

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  may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

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  disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

  •
  disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADSs.

        The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities, or (vi) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.

        In addition, the deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against the depositary or our company related to our shares, the ADSs or the deposit agreement.

        In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

        Before the depositary will issue, deliver or register a transfer of an ADS, split up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

  •
  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

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  satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

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  compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

        The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

        You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:

  •
  when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders' meeting; or (3) we are paying a dividend on our ordinary shares;

  •
  when you owe money to pay fees, taxes and similar charges;

  •
  when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities, or

  •
  other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

  •
  for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

        The depositary shall not knowingly accept for deposit under the deposit agreement any ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such ordinary shares.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

        The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer (a) owns the ordinary shares or ADSs to be deposited, (b) agrees to indicate the depositary as owner of such ordinary shares or ADSs in its records and to hold such ordinary shares or ADSs in trust for the depositary until such ordinary shares or ADSs are delivered to the depositary or the custodian, (c) unconditionally guarantees to deliver such ordinary shares or ADSs to the depositary or the custodian, as the case may be, and (d) agrees to any additional restrictions or requirements that the depositary deems appropriate; (2) the pre-release is fully collateralized with cash, United States government securities or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days' notice. Each pre-release is subject to further indemnities and credit regulations as the depositary considers appropriate. In addition, the depositary will normally limit the number of ADSs that may be outstanding at any time as a result of pre-release to 30% of the aggregate number of ADSs then outstanding, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

        In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

ENFORCEABILITY OF CIVIL LIABILITIES

        We are incorporated in the Cayman Islands in order to enjoy certain benefits, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions, and the availability of professional and support services. Certain disadvantages, however, accompany incorporation in the Cayman Islands. These disadvantages include a less developed body of Cayman Islands securities laws that provide significantly less protection to investors as compared to the laws of the United States, and the potential lack of standing by Cayman Islands companies to sue in the federal courts of the United States.

        Our organizational documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

        Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. A majority of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        We have appointed Law Debenture Corporate Services Inc., as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

        Maples and Calder, our special Cayman Islands counsel, and TransAsia Lawyers, our special PRC counsel, have advised us that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

  •
  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

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  entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        Maples and Calder has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a punitive judgment of a United States court predicated upon the liabilities provision of the federal securities laws in the United States without retrial on the merits if such judgment gives rise to obligations to make payments that may be regarded as fines, penalties or similar charges.

        Claims against us by our shareholders must, as a general rule, be based on the general law of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by our amended and restated memorandum and articles of association. Furthermore, if any wrong is done to our company (for example, as a result of any wrongful act or breach of duty by one of our directors), the general rule is that the proper plaintiff in an action in respect of that wrong is, prima facie, our company itself, and an individual shareholder would not be able to bring an action in respect of that wrong. However, based on English authorities, which would be persuasive authority in the Cayman Islands, the Cayman Islands courts would be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a shareholder to commence a representative action against, or derivative action in the name of, our company to challenge (i) an act which is ultra vires or illegal, (ii) an act which constitutes a fraud against the minority and the wrongdoers are themselves in control of us, and (iii) an irregularity in the passing of a resolution which requires a qualified (or special) majority.

        TransAsia Lawyers has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. TransAsia Lawyers has advised us that in the event a shareholder brings an action against a company in China for disputes related to contracts or other property interests, the PRC court may accept the case if (a) the subject matter of the case is located in the PRC, (b) the company (as the defendant) has seizable property in the PRC, (c) the company has a representative organization in the PRC, or (d) the parties choose to submit to the jurisdiction of PRC courts in the contract. The action may be initiated by such shareholder by filing a claim with the competent PRC court which will then determine whether to accept the claim in accordance with the PRC Civil Procedures Law. The shareholder may participate in the action himself/herself/itself or appoint any another person or PRC legal counsel to participate on his/her/its behalf. Foreign citizens and companies have the same right as PRC citizens and companies in initiating an action in China unless the relevant foreign country to which such citizen or company belongs restricts the rights of PRC citizens and companies to take similar actions.

        In addition, it will be difficult for U.S. shareholders to originate actions against us in China based upon Cayman Islands, U.S. or PRC laws, because we are incorporated under the laws of the Cayman Islands and it is difficult for U.S. shareholders, by virtue only of holding our ADSs or Class B ordinary shares, to establish a connection to the PRC as required by the PRC Civil Procedures Law in order for a PRC court to have jurisdiction. U.S. shareholders may be able to originate actions against us in the Cayman Islands based upon Cayman Islands laws. However, we do not have any substantial assets other than certain corporate documents and records in the Cayman Islands and it may be difficult for a shareholder to enforce a judgment obtained in a Cayman Islands court in China, where all of our operations are conducted.

 TAXATION

Cayman Islands Taxation

        The applicable prospectus supplement will describe the material Cayman Islands tax consequences of the ownership and disposition of any securities offered thereunder.

People's Republic of China Taxation

        The applicable prospectus supplement will describe the material People's Republic of China tax consequences of the ownership and disposition of any securities offered thereunder.

U.S. Federal Income Taxation

        The applicable prospectus supplement will describe material U.S. federal income tax consequences of the ownership and disposition of the securities offered thereunder to certain U.S. persons.

 PLAN OF DISTRIBUTION

        We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, or directly to purchasers, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

        We may sell some or all of the securities included in this prospectus through:

  •
  a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers.

        We may enter into hedging transactions with respect to our securities. For example, we may:

  •
  enter into transactions involving short sales of our ordinary shares by broker-dealers;

  •
  sell our ordinary shares short themselves and deliver the shares to close out short positions;

  •
  enter into option or other types of transactions that require us to deliver ordinary shares to a broker-dealer, who will then resell or transfer the ordinary shares under this prospectus; or

  •
  loan or pledge our ordinary shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        Any broker-dealers or other persons that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

        At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NASDAQ Global Market, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

 LEGAL MATTERS

        Certain legal matters as to United States federal law and New York State law will be passed upon for us by Shearman & Sterling LLP. The validity of the Class B ordinary shares represented by the ADSs offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder, Grand Cayman, the Cayman Islands. Legal matters as to PRC law will be passed upon for us by TransAsia Lawyers, Beijing, the People's Republic of China. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

        The consolidated financial statements of Qunar Cayman Islands Limited appearing in Qunar Cayman Islands Limited's Annual Report (Form 20-F) for the year ended December 31, 2014 and the effectiveness of Qunar Cayman Islands Limited's internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The offices of Ernst & Young Hua Ming LLP are located at Level 16, Ernst & Young Tower, Oriental Plaza, No. 1 East Chang An Ave, Dong Cheng District, Beijing, China, 100738.

8,000,000 American Depositary Shares

Qunar Cayman Islands Limited

Representing 24,000,000 Class B Ordinary Shares

Goldman Sachs (Asia) L.L.C.

BofA Merrill Lynch